UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. ___ )

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Filed by a Party other than the Registrant  ☐

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☐	Soliciting Material under §240.14a-12

Everforth, Inc.
(formerly known as ASGN Incorporated)
 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Document Type	DEF 14A
Central Index Key	0000890564
Amendment Flag	FALSE

4400 Cox Road, Suite 110
Glen Allen, Virginia 23060

April 24, 2026

Dear Fellow Stockholder:

On behalf of your Board of Directors and management, you are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Everforth, Inc. (the “Company” or “Everforth”) (f/k/a ASGN Incorporated), at which you will be asked to vote upon:

1.	the election of Mark A. Frantz, Carol J. Lindstrom and Arshad Matin as directors for three-year terms to expire at our 2029 Annual Meeting of Stockholders;
2.	an advisory vote to approve the Company's named executive officer compensation for the year ended December 31, 2025;
3.	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026; and
4.	such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Annual Meeting will be held on Thursday, June 11, 2026, at 9:00 a.m. Pacific Time, at The St. Regis San Francisco located at 125 Third Street, San Francisco, CA 94103. The Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter describes the business to be acted upon, which you are urged to read carefully.

Please promptly vote your shares by telephone, using the Internet, or by signing and returning your proxy in the enclosed envelope.

Your vote is important no matter how many shares you own. In order to ensure that your shares will be represented at the Annual Meeting, please vote your shares using one of the voting instruments available to you. If you attend the Annual Meeting and desire to vote in person, you may do so even though you have previously submitted your proxy card.

We thank you for your continued interest in Everforth and look forward to seeing you at the Annual Meeting.

Sincerely,
/s/ Theodore S. Hanson
Theodore S. Hanson
Chief Executive Officer

4400 Cox Road, Suite 110
Glen Allen, Virginia 23060

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on Thursday, June 11, 2026

The 2026 Annual Meeting of Stockholders of Everforth, Inc. (the "Company" or "Everforth") (f/k/a ASGN Incorporated) will be held on Thursday, June 11, 2026, at 9:00 a.m. Pacific Time, for the purpose of considering and voting upon:

1.	the election of Mark A. Frantz, Carol J. Lindstrom and Arshad Matin as directors for three-year terms to expire at our 2029 Annual Meeting of Stockholders;
2.	an advisory vote to approve the Company's named executive officer compensation for the year ended December 31, 2025;
3.	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026; and
4.	such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. The expenses of printing proxy materials, including expenses involved in forwarding materials to beneficial owners of stock, will be paid by Everforth. Only stockholders of record at the close of business on April 16, 2026 are entitled to notice of, and to vote at, the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. Please call (888) 482-8068 to obtain directions. However, to ensure your representation at the Annual Meeting, you may access your proxy card by going to www.investorvote.com/Everforth, entering the information requested on your computer screen and following the simple instructions, or by calling (in the United States, U.S. territories, and Canada) toll free 1-800-652-VOTE (8683) on a touchtone telephone and following the simple instructions provided by the recorded message. The instructions for voting can be found with your proxy card, on the Notice, and on the website listed in the Notice. If you received or requested a printed version of the proxy card, you may also vote by mail. Any stockholder of record attending the Annual Meeting may vote during the Annual Meeting even if the stockholder has previously returned a proxy card. If you hold your shares in “street name,” you must obtain a proxy in your name from your bank, broker or other holder of record in order to vote by ballot at the Annual Meeting.

By Order of the Board,
/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
Secretary

April 24, 2026

2026 PROXY STATEMENT TABLE OF CONTENTS

Proposal One – Election of Directors	2	Pay Versus Performance	41
Vote Required	2	Equity Compensation Plan Information	44
Board Recommendation	2	Proposal Two – Advisory Vote on Executive Compensation	46
Board Experience Matrix	8
Independent Directors and Material Proceedings	8	Vote Required	46
Role of the Board	8	Board Recommendation	46
Board Leadership Structure	9	Proposal Three – Ratification of Appointment of Independent Registered Public Accounting Firm	47
Board Committees and Meetings	9
Risk Oversight	11	Principal Accountant Fees and Services	47
Meetings	12	Vote Required	47
Attendance of Directors at 2025 Annual Meeting of Stockholders	12	Board Recommendation	47
Director Compensation	12	Report of the Audit Committee	48
Sustainability at Everforth	13	General Information about the Annual Meeting and Voting	49
Director and Executive Officer Stock Ownership Guidelines	14	Certain Relationships and Related Party Transactions	52
Insider Trading Policy and Hedging and Pledging Transaction Limitations	14	Other Matters	52
Ethics	15	Where You Can Find Additional Information	52
Communicating with the Board	15	Incorporation by Reference	52
Compensation Committee Interlocks and Insider Participation	15	Proposals by Stockholders	52
Security Ownership of Certain Beneficial Owners and Management	16	Miscellaneous	53
Ownership of More than Five Percent of the Common Stock of Everforth	16	Annex A – Reconciliation of Performance Targets	A-1
Ownership of Directors and Management of Everforth	17
Compensation Committee Chair Letter	20
Executive Compensation Discussion and Analysis	21
Executive Summary	21
Compensation Philosophy	25
Compensation Committee Report	33
Summary Compensation Table	34
Grants of Plan-Based Awards	35
Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table	36
Outstanding Equity Awards at Fiscal Year End	37
Option Exercises and Stock Vested	38
Non-Qualified Deferred Compensation	38
Payments Upon Termination or Change in Control	39
CEO Pay Ratio	41
i

Everforth, Inc.
4400 Cox Road, Suite 110
Glen Allen, Virginia 23060

PROXY STATEMENT
 For the Annual Meeting of Stockholders to be Held on
Thursday, June 11, 2026

Everforth, Inc. (the “Company,” “Everforth,” “we,” “our,” or “us”) (f/k/a ASGN Incorporated) is providing these proxy materials in connection with the solicitation by the Board of Directors (the “Board”) of Everforth of proxies to be voted at our 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 11, 2026 at 9:00 a.m. Pacific Time, or at any adjournment or postponement thereof. A Notice of 2026 Annual Meeting of Stockholders (the “Notice”) will be mailed to each stockholder entitled to vote at the Annual Meeting commencing on or about April 24, 2026.

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. Please refer to this complete document and our 2025 Annual Report.

2026 Annual Meeting of Stockholders Details

Date and Time	Place	Record Date
Thursday, June 11, 2026 at 9:00 a.m. PT	The St. Regis San Francisco located at 125 Third Street, San Francisco, CA 94103	Close of Business, ET, April 16, 2026
Voting
Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and each of the proposals voted on.

Admission
All holders of the Company's common stock are invited to attend the Annual Meeting of Stockholders.

Proxy Voting Roadmap

PROPOSAL 1	PROPOSAL 2	PROPOSAL 3
Election of three directors	Advisory vote to approve the Company's named executive officer compensation	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm
✓ FOR	✓ FOR	✓ FOR
Each Nominee
Page 2	Page 46	Page 47

PROPOSAL ONE – ELECTION OF DIRECTORS

The Bylaws of Everforth (f/k/a ASGN) provide that our Board shall be comprised of not less than four but no more than 11 directors and the exact number within that range may be fixed by the Board. The number of directors on our Board is currently fixed at 10, and the Board has approved the decrease to nine directors effective as of this Annual Meeting upon the retirement of Mr. Holman at the completion of his term in June 2026. Three of our directors are women, one identifies as Hispanic-American, and another identifies as Asian-American. The Board is divided into three classes, as equal in number as possible. At each Annual Meeting, one class of directors is elected for a three-year term.

At this year’s Annual Meeting, three directors will be elected to serve until our 2029 Annual Meeting of Stockholders or until their successors are elected and qualified. Each of Mark A. Frantz, Carol J. Lindstrom and Arshad Matin are existing directors and have been nominated to stand for re-election. Unless otherwise instructed by stockholders, the persons named as proxies will vote the proxies received by them FOR the election of Mark A. Frantz, Carol J. Lindstrom and Arshad Matin. Each of the nominees have consented to serve if elected, but if any of them are unable or unwilling to serve, the persons named as proxies may exercise their discretion to vote for substitute nominees.

Vote Required

The nominees receiving the affirmative vote of a majority of the votes cast will be elected as directors.

Board Recommendation

The Board unanimously recommends that our stockholders vote FOR the three directors set forth below who are up for election this year.

Set forth below are the nominees’ biographies which include the skills, qualifications and experiences of each of the nominees.

Director Nominees Up for Election

Mark A. Frantz
Director

Mr. Frantz has been a director on Everforth’s Board since June 2019, after serving as an advisor to the Board since June 2018. He is the co-founder of Blue Delta Capital Partners, a growth capital firm focused on the U.S. federal government services marketplace, which he co-founded in 2009. Mr. Frantz contributes to the Board his track record helping grow leading U.S. government services companies, and he possesses a very deep understanding of market dynamics and drivers within the government contracting sector, as well as decades of experience with mergers and acquisitions across both government and commercial services markets.

Key Qualifications
Government Contracting
Mr. Frantz's successful track record helping grow U.S. government companies and deep understanding of market dynamics and drivers within the government contracting sector, supports Everforth's own business development in the government space.

Capital Markets Expertise
His extensive experience in venture capital and investment banking provides support to Everforth's M&A strategies.

Education
Bachelor of Arts in History and Political Science
Allegheny College
Juris Doctorate and Master of Business Administration
University of Pittsburgh

Career Highlights
Co-Founder and General Partner, Blue Delta Capital Partners (2009 - Present)
Partner, RedShift Ventures, a venture capital firm focused on rapidly commercializing new technologies (2007 – 2009)
Managing General Partner, In-Q-Tel, the strategic venture capital affiliate of the U.S. intelligence community (2006)
Principal Carlyle Venture Partners (The Carlyle Group), a multinational private equity firm (2001 – 2006)
Associate to Senior Chairman, Alex Brown, investment bank (1997 – 2000)
Economic and Technology Policy Advisor to Pennsylvania Governor Tom Ridge (1994 – 1997)
Associate Director, White House Office of Intergovernmental Affairs (1990 – 1993)

Carol J. Lindstrom
Director

Ms. Lindstrom has been a director on Everforth’s Board since March 2021. She was previously the Vice Chair at Deloitte LLP until 2016. She also serves as a director on two other public company boards, Genpact Ltd. and Exponent Inc. She supports our Board with her expertise growing and managing consulting services and large scale technology projects, and she is aligned with many of the technology companies in Northern California.

Key Qualifications
Growing and Managing Consulting Services
Ms. Lindstrom was the Vice Chair at a global accounting firm helping build its technology consulting practice, a skillset which supports Everforth's own commercial consulting buildout.

Large-Scale Technology Project Deployment
She is aligned with many technology companies in Northern California, helping Everforth with potential IT business development.

Advisory Roles
Director (and chair of compensation and member of nominating and governance committees), Genpact Ltd., an NYSE-traded global professional services outsourcing firm
Director (and member of the audit, human resources and nominating and governance committees), Exponent Inc., a Nasdaq-traded engineering and consulting firm
Director, FactorLaw, a private contract management and legal operations consulting company
Director of several charitable foundations including Workday, Homeful and St. Helena Hospital
Member, National Association of Corporate Directors Compensation Committee Roundtable which addresses best practices in compensation-related matters

President, Deloitte Foundation (2010 – 2014)
Director, Deloitte & Touche Tohmatsu Global Board (2007 – 2013)
Director, Deloitte LLP (2006 - 2012)

Education
Bachelor of Arts in Linguistics
University of California, Los Angeles

Career Highlights
Vice Chair, Deloitte LLP (2010 - 2016)
Managing Director, Deloitte LLP, Orange County and San Francisco offices, Americas Technology and E-business and Digital Practices (1995 – 2016)
Partner, Andersen Consulting (now Accenture PLC) (1987 – 1993)
Advisor, Carrick Capital Partners, a growth-oriented investment firm focused on software enabled businesses (2016 – 2024)

Arshad Matin
Chair of the Board

Mr. Matin has been a director on Everforth’s Board since June 2014 and became Chair in June 2021. He is currently President and Chief Executive Officer of Avetta, LLC, a private company providing supply chain risk management solutions, a position he has held since October 2019. Mr. Matin brings to the Board extensive experience managing and advising public and private high-technology companies.

Key Qualifications
Strategic Advisory Expertise
Leverages current and former service as a chief executive officer to provide strategic advice for public and private high-technology companies.

Executive Leadership
Mr. Matin was formerly responsible for business accounting for over $1.5B in revenues across over 4,500 employees.

Advisory Roles
Trustee, Texas Children’s Hospital
Director, Houston Endowment
Trustee, Asia Society Texas Center

Education
Bachelor of Engineering in Electrical Engineering
Regional Engineering College, India
Master of Business Administration
The Wharton School of the University of Pennsylvania
Master of Science, Computer Engineering
The University of Texas at Austin

Career Highlights
President and Chief Executive Officer, Avetta, LLC, a private company providing supply chain risk management solutions (2019 - Present)
Entrepreneur in Residence, Warburg Pincus, a private equity firm (2018 – 2019)
Chief Executive Officer, Paradigm, Ltd., a software developer to the oil and gas industry (2013 – 2018)
Executive Vice President, IHS Inc., a publicly-traded information and analytics firm (2012 – 2013)
President and Chief Executive Officer, Seismic Micro-Technology, a global leader in geology and geophysics software (2007 – 2011)
GM of Enterprise Security, Symantec, a security software company (2006 – 2007)
President and Chief Operating Officer, Bindview, a provider of IT security compliance software (2004 – 2005)
Partner, McKinsey & Company in technology and software industries (1995 – 2004)

Directors with Terms Ending in 2028

Brian J. Callaghan
Director

Mr. Callaghan has been a director on Everforth’s Board since May 2012. Mr. Callaghan co-founded Apex Systems, Inc. ("Apex Systems") in 1995 and was Co-CEO until 2012 when the company was sold to ASGN (now Everforth). Mr. Callaghan was recognized in 2003 as Ernst & Young’s Entrepreneur of the Year. Mr. Callaghan brings over 25 years of information technology ("IT") staffing experience to the Board and provides extensive knowledge about all aspects of the IT staffing business and business growth strategies.

Key Qualifications
IT Staffing Experience
His 25 plus years of staffing experience including extensive knowledge of IT staffing supports Everforth’s recruitment efforts.

Business Development
As the Co-Founder of Apex Systems, he leverages his past experience to assist Everforth in business development and growth strategies. At Apex Systems, he worked directly with customers, led staff, strategy, forecasting and building systems to support growth.

Advisory Roles
Part-owner of Richmond Flying Squirrels, the Double-A affiliate of the San Francisco Giants
Education Bachelor of Science in Psychology Virginia Polytechnic Institute and State University ("Virginia Tech") Career Highlights Co-Founder and Co-CEO, Apex Systems (1995 - 2012)

Theodore S. Hanson
Chief Executive Officer and Director

Mr. Hanson has served as Chief Executive Officer of Everforth since May 2019 and has been a member of Everforth’s Board since June 2019. He joined Everforth as Chief Financial Officer of Apex Systems, as a result of the Company’s acquisition of Apex Systems in May 2012, and also held the title of President from December 2016 through December 2021. In 2023, he was inducted into the Greater Richmond Business Hall of Fame and featured in Virginia Business magazine's "Virginia 500" list of the most powerful and influential Virginia business leaders each year from 2021 to 2025.

Key Qualifications
Executive Leadership
President of Apex Life Sciences; Chief Financial Officer, Apex Systems; Chief Financial Officer, Property Technologies Ltd.
He is an accomplished business operator, strategic M&A acquirer and integrator, and leader of capital allocation, debt and equity strategy as our CEO.

Extensive Financial Reporting Experience
Corporate Controller, Apex Systems
Certified Public Accountant, Keiter, Stephens, Hurst, Gary and Shreaves

Advisory Roles
Advisory Council, Pamplin School of Business, Virginia Tech
Director, Apex Center for Entrepreneurs, Virginia Tech
Member, Board of Visitors, Virginia Tech

Education
Bachelor of Science in Accounting and Business Management
Virginia Tech
Master of Business Administration
Virginia Commonwealth University

Career Highlights
Chief Executive Officer and Director, Everforth
(2019 – Present)
President, Everforth (2016 – 2021)
Chief Financial Officer, Apex Systems, Inc. (2001 – 2012)
Corporate Controller, Apex Systems, Inc. (1998 – 2001)
Chief Financial Officer, Property Technologies Ltd., a voice and data solutions firm for the commercial and hospitality industries (1996 – 1998) CPA, Keiter, Stephens, Hurst, Gary and Shreaves, an independent accounting firm (1991 – 1996)

Maria R. Hawthorne
Director

Ms. Hawthorne has been a director on Everforth’s Board since June 2021 and has been the Chair of the Audit Committee since June 2024. Most recently, Ms. Hawthorne served as President and CEO of PS Business Parks, Inc. ("PS Business Parks"), a publicly-traded real estate investment trust that saw double-digit growth during her tenure through 2020. Further, from December 2021 to July 2022, she supported PS Business Parks by acting in an interim chief operating officer capacity until the company was sold to Blackstone. Ms. Hawthorne is an experienced public company Board member and accomplished CEO and contributes to the Company’s Board her extensive experience in financial and operational strategies, capital markets, acquisitions, enterprise risk management and leadership development.

Key Qualifications
Leadership Development
She is an accomplished CEO who has served in multiple leadership roles throughout her career and is able to offer extensive expertise in career development and succession planning.

Mergers and Acquisitions
She leverages her prior experience in capital markets and acquisitions to support Everforth’s M&A strategy.

Financial Operational Strategy
Ms. Hawthorne is an experienced public company board member that contributes extensive experience in financial and operational strategies and enterprise risk management.

Advisory Roles
Trustee (and audit committee member) of Public Storage, an NYSE-traded S&P 500 international self-storage company
Director (and audit and compensation committee member), Essex Property Trust, an NYSE-traded real estate investment trust
Member, National Association of Corporate Directors, Southern California Roundtable

Education
Bachelor of Arts in International Relations
Pomona College

Career Highlights
Chief Executive Officer and Director, PS Business Parks (2016 - 2020, but through 2022 as director)
President, PS Business Parks (2015 - 2020)
Chief Financial Officer, PS Business Parks (2017 - 2018)
EVP, Chief Administrative Officer, PS Business Parks (2013 - 2015)
Executive Vice President, East Coast, PS Business Parks (2011 - 2013)
Senior Vice President, PS Business Parks (2004 - 2011)
Vice President, Virginia, PS Business Parks (2001 - 2004)
Regional Manager, Virginia, PS Business Parks (1994 - 2001)
General Manager, Leasing Director and Property Manager, American Office Park Properties (1988 - 1994)

Edwin A. Sheridan, IV
Director

Mr. Sheridan has been a director on Everforth’s Board since May 2012. Mr. Sheridan co-founded Apex Systems in 1995 and was Co-CEO until 2012 when the company was sold to Everforth. Mr. Sheridan was recognized in 2003 as Ernst & Young’s Entrepreneur of the Year. Mr. Sheridan brings over 25 years of IT staffing experience to the Board and provides extensive knowledge about all aspects of the IT staffing business and business growth strategies.

Key Qualifications
IT Staffing Experience
His 25 plus years of staffing experience including extensive knowledge of IT staffing supports Everforth’s own recruitment efforts. As the Co-Founder of Apex Systems, he was a recruiter, account manager and regional operations manager.

Business Development
He leverages his own past experience to assist Everforth in business development and growth strategies.

Advisory Roles
Investor/Mentor: Anduril, xAI, ID.me, Databricks, Core4ce, B.Well and AON3D
Director, Apex Center for Entrepreneurs at Virginia Tech
Director, Peace Players International, an international community improvement and leadership organization

Director, Gonzaga College high school
Global Leadership Circle Member, ONE.org, a global movement campaigning to end extreme poverty and preventable disease
Honorary Director, Inova Schar Cancer Institute Molecular Tumor Board

Education
Bachelor of Arts in English and Political Science, Minor in Business Administration
Virginia Tech

Career Highlights
Co-Founder and Co-CEO, Apex Systems (1995 - 2012)

Directors with Terms Ending in 2027

Vice Admiral Joseph W. Dyer, USN (Retired)
Director

VADM Dyer has been a director on Everforth’s Board since March 2021 and was an advisor to the Board beginning in 2018. He is currently a consultant in the aerospace, defense and technology markets focused on autonomous systems, artificial intelligence and wideband communications He most recently was the chief strategy officer of National Spectrum Consortium from 2014 to 2021, and was a Commissioner on the Congressional National Defense Authorization Act Section 809 Acquisition Streamlining Commission from 2016 to 2019. He brings to the Board an extensive military background and commercial expertise, which converge at the intersection of technology, finance and risk management.

Key Qualifications
Military Background
His extensive work in the military and with the U.S. government at the intersection of technology, finance and risk management supports Everforth’s business development in the government space. He won the Department of Defense Acquisition Excellence Award and the Order of Daedalian as the program manager of the F/A-18 program.

Commercial Expertise
Senior corporate leader in the development of iRobot Corporation, the first publicly-traded mobile robots company.

Advisor of High-Tech Companies
Advised various high-tech companies from their initial public offering to their generation of long-term success, offering Everforth guidance on continued growth strategies.

Advisory Roles
Director, Technology Service Corporation (TSC), a defense product and services company
Director (and audit and compensation committee member), Herrick Technology Laboratories, Inc., a software radio technology solutions company for military operations and platforms
Advisory Board Member, Center for the Study of Democracy

Fellow, National Academy of Public Administration
Former director and chair of nominating and corporate governance committee, Nauticus Robotics, Inc. (NASDAQ: KITT) (2022 - 2024)
Fellow, Society of Experimental Test Pilots - Received the James H. Doolittle Award for Outstanding Engineering Achievement in Aerospace
Education
Bachelor of Science in Chemical Engineering
North Carolina State University
Master of Science in Financial Management
Naval Postgraduate

Career Highlights
President of Government and Industrial Division,
Chief Operating Officer and Chief Strategy Officer, iRobot Corporation (2003 – 2013)
Chair, NASA Aerospace Safety & Advisory Panel (2003 – 2016)
Commander, Naval Air Systems Command (2000 – 2003)
Commander, Naval Air Warfare Center Aircraft Division Patuxent River and Naval Aviation Chief Engineer (1997 – 2000)
F/A-18 Program Manager, Engineering and manufacturing development efforts (1994 – 1997)
U.S. Navy Chief Test Pilot (1991 – 1994)

Patricia L. Obermaier
Director

Ms. Obermaier has been a director since June 2024. In December 2025, she joined Acentra Health, a technology and health solutions company, as its EVP, Chief Growth Officer. In this role she leads the company's business development, marketing and product management functions to bring innovative solutions to the healthcare industry's most pressing challenges. She supports our Board with her consulting expertise and guidance in driving strategies for business transformation that deliver scaled global and profitable growth.

Key Qualifications
Growing Consulting and Global Services
Ms. Obermaier is a senior executive at a company providing technology and health solutions to government healthcare programs, and was a senior executive at Microsoft Corporation, the world's second largest technology and consulting company, helping build its global healthcare and life sciences business, skillsets which help Everforth's own growing consulting business in the United States and globally.

Advisory Roles
Director, Applied Information Sciences, a private mid-size commercial and government IT technology provider

Education
Bachelor of Science in Biology
Massachusetts Institute of Technology
Masters in Business Administration
The Darden School, University of Virginia

Career Highlights
EVP, Chief Growth Officer, Acentra Health
(December 2025 - present)
Chief Growth Officer and VP, Strategic Initiatives, Global Health Life Sciences, Microsoft (2023 to 2024);
VP, U.S. Health and Life Sciences (2019 – 2023)
Founder and CEO, Resigility, a strategic advisory and information management services firm (2015 – 2019)
VP, General Manager and other roles, Iqvia (2009 – 2015)
Lead partner and chief strategy officer of business units and other roles, Unisys Corporation (2001 – 2009)

March of Dimes Heroine of DC in Technology and Cybersecurity Award (2025)
Washington Exec's Top Health Care Execs to Watch Award (2022)
Women in Technology Stem Leadership Award (2021)
Fierce Healthcare's 2021 class of Women of Influence Award (2021)
Northern Virginia Technology Council Tech100 Award recipient (2020)

Director with Term Ending in 2026

Jonathan S. Holman
Director

Mr. Holman has been a director on Everforth’s Board since March 1994, and will be retiring upon the end of his term in June 2026. From 1981 to 2023, he was the founder and president of The Holman Group, Inc., an executive search firm that recruited over 150 chief executive officers to public and private companies ranging from start-ups to companies with over $1B in revenues. Mr. Holman provides the Board, including our Compensation Committee, with meaningful insight regarding hiring and salary practices of publicly-traded companies. In addition, Mr. Holman provides the Board with human resources experience.

Key Qualifications
Salary Practice Expertise
Possesses extensive skills and experience in compensation matters; and has meaningful insight into hiring and salary practices of publicly-traded companies.

Hiring and Human Resources Experience
He was one of the top 200 executive recruiters in the world in The Global 200 Executive Recruiters and was one of the top 250 executive recruiters in the world in The New Career Makers.

Advisory Roles
Member of the National Association of Corporate Directors Compensation Committee Roundtable which addresses best practices in compensation-related matters
Co-President, Congregation Emanu-El, one of the largest synagogues in the United States

Education
Bachelor of Arts in Politics
Princeton University
Master of Business Administration
Stanford University

Career Highlights
Founder and President, The Holman Group, Inc., a high-level CEO recruitment firm
(1981 - 2023)
Partner, Bacci Bennett, executive recruitment firm
(1978 - 1981)
Director of HR, E. & J. Gallo Winery
(1971 - 1978)
HR Manager, Central Research Laboratories and other HR positions, Pfizer, multinational pharmaceutical and biotechnology corporation.
(1968 - 1971)

Board Experience Matrix

The matrix set forth below provides a listing of experience that our directors have in various areas that are important to the Company. The information provided below is as of the date of this Proxy Statement.

Skills and Experience	Matin	Callaghan	Dyer	Frantz	Hanson	Hawthorne	Holman	Lindstrom	Obermaier	Sheridan
Other Public Board Experience	✓			✓		✓		✓
Consulting Industry Experience	✓		✓		✓			✓		✓
Government Contract Experience			✓	✓	✓	✓			✓	✓
Staffing Industry Experience		✓			✓
CEO or Business Head	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Technology, Systems or Cybersecurity	✓	✓	✓	✓	✓			✓	✓	✓
Client Experience, Investor Relations or Services	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
International	✓		✓		✓			✓		✓
Talent Management, Culture or Compensation	✓	✓		✓	✓	✓	✓	✓	✓
Finances, Capital Allocation or Accounting and Audit	✓	✓		✓	✓	✓		✓	✓
Mergers & Acquisitions or Corporate Development	✓			✓	✓	✓		✓
Marketing or Sales	✓	✓	✓		✓			✓	✓	✓
Risk Management			✓	✓	✓	✓				✓
Corporate Governance		✓			✓		✓		✓

Independent Directors and Material Proceedings

The Board met on March 18, 2026 and reviewed the independence of its 10 members. With the exception of Mr. Hanson, our Chief Executive Officer, all were deemed to be independent under the current listing standards of the NYSE. For each independent director, the Board has made a subjective determination that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. In making these determinations, the Board has considered information provided by the directors and management with regard to the business and personal activities, relationships and related party transaction of each director as they may relate to Everforth and members of management. There are no family relationships among our executive officers and directors.

There are no material legal proceedings to which the Company or any of its subsidiaries is a party, or of which any of their property is subject. There are no material legal proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of the Company’s voting securities, or any associate of any such director, officer, affiliate of the Company or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. Further, there are no legal proceedings in the last 10 years where a director or executive officer was a party and that are material to the person’s ability or integrity, including bankruptcy, criminal convictions, orders enjoining certain activities, adverse findings by courts, the Securities and Exchange Commission (the “SEC”) or the Commodity Futures Trading Commission, nor are there any adverse orders relating to violations of securities or commodities laws.

Role of the Board

The Board oversees the Company’s Chief Executive Officer and other executive officers in the competent and ethical operation of the Company. The Board ensures that the long-term interests of the stockholders are considered in the operation of the Company.

Board Leadership Structure

The Board has consistently maintained an independent Chair of the Board. Mr. Matin joined our Board in 2014 and took on the role of Chair in June 2021. The Board has made a determination that the Board leadership structure is appropriate and that the structure allows the Board to fulfill its duties effectively and efficiently. The Company has determined that its leadership structure is appropriate because the Chair of the Board is independent, as defined by the NYSE and the SEC. An independent Chair, like independent Board members, allows for an objective evaluation of the performance of the Company and its officers. Nonetheless, the Board recognizes that the Chief Executive Officer has invaluable insight into the Company due to the nature of his position, and recognizes the value of having him on the Board. Accordingly, the Board believes that the Company’s stockholders and interests are best served by having the Chief Executive Officer serve as a director but not a Board committee member.

Board Committees and Meetings

The Board held six meetings during 2025 and acted by unanimous written consent on four additional occasions. The Board has a Compensation Committee, an Audit Committee, a Nominating and Corporate Governance Committee, and a Strategy and Technology Committee. The Board has determined that the chairs and committee members of the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee, are independent under applicable NYSE and SEC rules.

The members and chairs who serve on these committees currently and during 2025 are identified in the table below. In June 2025, Ms. Lindstrom transitioned from being a member of the Compensation Committee to being the Chair of the committee, and Mr. Holman became a member of the committee. At the same time, Ms. Obermaier joined the Nominating and Corporate Governance Committee.

Compensation Committee

The Compensation Committee held five meetings during 2025 and acted by unanimous written consent on four additional occasions. The Compensation Committee meets in executive session without management present on a regular basis. The Compensation Committee reviews our general compensation policies, sets the compensation levels for our executive officers, including the Chief Executive Officer, administers our equity plans, and approves all equity grants to employees and consultants. The Compensation Committee approves the compensation, including incentive compensation, of executive officers of Everforth and determines the terms of executive agreements concerning employment, compensation and termination of employment. The Compensation Committee evaluates the Chief Executive Officer’s performance in light of goals and objectives that have been set for him.

The committee also monitors the qualification and performance of, and the Company’s succession planning regarding, key executives. The Company's Chief Executive Officer further briefs the full Board on succession planning for key executives at least twice a year. The Board has determined that each member of the Compensation Committee is independent within the meaning of the NYSE rules requiring members of compensation committees to be independent, and each is a non-employee director for purposes of Section 16 of the Exchange Act.

Audit Committee

The Audit Committee held 10 meetings during 2025. The Audit Committee reviews, acts on and reports to the Board with respect to various auditing and accounting matters. The Audit Committee performs functions required of audit committees of public companies under applicable laws, rules and regulations and the requirements of the NYSE. The primary functions of the Audit Committee are to assist the Board in its responsibility for oversight of:

•the quality and integrity of our financial statements and our financial reporting and disclosure practices;
•our systems of internal controls regarding finance, accounting and SEC compliance;
•the qualification, independence and oversight of performance of our independent registered public accounting firm including its appointment, compensation, evaluation and retention;
•our ethical compliance programs; and
•risk issues related to financial statements.

Additional functions of the Audit Committee include, but are not limited to, reviewing compliance with and reporting under Section 404 of the Sarbanes-Oxley Act of 2002, reviewing matters of disagreement, if any, between management and our independent registered public accounting firm, and periodically meeting with management, our independent registered public accounting firm, and internal audit staff, to review the adequacy of our internal controls.

Rules adopted by the NYSE and the SEC impose strict independence requirements for all members of the Audit Committee. Audit Committee members are barred from accepting, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or an affiliate of the Company, other than in the member’s capacity as a member of the Board and any Board committee. In addition, an Audit Committee member may not be an affiliated person, as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of the Company except in his or her capacity as a member of the Board and any Board committee. The Board has determined that each current member of the Audit Committee meets all applicable independence requirements and that each Audit Committee member has no material relationship with the Company that would jeopardize the director’s ability to exercise independent judgment. In addition, the Board has determined that Ms. Hawthorne, based on her experience, skills and education as described above, continued to be qualified and designated as the Audit Committee financial expert, as that term is defined under the SEC rules.

The Company has adopted a process, which the Audit Committee oversees, for identifying and disclosing related-party and significant transactions, and for identifying deficiencies and significant changes in internal controls each quarter in connection with filing our quarterly reports on Form 10-Q and our annual reports on Form 10-K. See "Certain Relationships and Related Party Transactions" on p. 53 of this Proxy Statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee held three meetings during 2025. The Nominating and Corporate Governance Committee evaluates director nominee candidates and makes recommendations to the Board with respect to the nomination of individuals for election to the Board and to serve as Board advisers and committee members, consistent with criteria approved by the Board. In addition, the Nominating and Corporate Governance Committee makes recommendations to the Board concerning the size, structure and composition of the Board and its committees. The committee has oversight responsibility over the Company's annual Sustainability report and the Company's performance regarding corporate governance and sustainability issues. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the NYSE rules requiring members of nominating committees to be independent. The Nominating and Corporate Governance Committee recommended the nominations of Messrs. Franz and Matin and Ms. Lindstrom for election at this year’s Annual Meeting.

The Nominating and Corporate Governance Committee Charter, and the Corporate Governance Guidelines established by the Nominating and Corporate Governance Committee, set forth certain criteria for the committee to consider in evaluating potential director nominees. However, in considering potential director nominees, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials. Qualifications considered by the Nominating and Corporate Governance Committee are noted in the director matrix set forth in the Election of Directors section above, and vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board. Further, the committee considers:

•personal and professional ethics and integrity;
•business judgment;
•familiarity and/or experience with general issues affecting our business and the industries in which we operate;
•qualifications as an audit committee financial expert;
•diversity in perspective and background; and
•qualifications as an independent director.

The Nominating and Corporate Governance Committee relies primarily on recommendations for director candidates from its members, other directors, members of management, our auditors and third parties. Existing directors being considered for re-nomination are evaluated based on their performance as directors, experience, skills, education and independence to ensure that they continue to meet the qualifications above.

Although there are no specific minimum qualifications or any specific qualities or skills that the Nominating and Corporate Governance Committee believes that the potential nominees must have, the Nominating and Corporate Governance Committee considers and evaluates each candidate based upon an assessment of certain criteria as set forth in the Nominating and Corporate Governance Committee charter.

The Nominating and Corporate Governance Committee will also consider timely written suggestions from our stockholders. Stockholders wishing to suggest a candidate for director nomination for the 2027 Annual Meeting of Stockholders should mail their suggestions to Everforth, Inc., 4400 Cox Road, Suite 110, Glen Allen, Virginia 23060, Attn: Secretary. Pursuant to our Bylaws, a stockholder’s notice for director nominations shall be delivered to the Secretary not earlier than the close of business on the 120th day, and not later than the close of business on the 90th day, prior to the first anniversary of the Annual Meeting. The manner in which director nominee candidates suggested in accordance with this policy are evaluated shall not differ from the manner in which candidates recommended by other sources are evaluated. As of March 31, 2026, there were no director candidates put forward by stockholders for consideration at the Annual Meeting.

The Nominating and Corporate Governance Committee evaluates the Board’s leadership structure and believes that separation of the Chief Executive Officer and Chair of the Board positions is in the best interest of the Company, assures an adequate level of independence of the Board, and is best aligned with the interests of its stockholders.
Strategy and Technology Committee

The Board believes that the strategy of the Company is a significant area of focus for the Board and established a special committee to address this area. The Board also believes that review and oversight of IT and cybersecurity risks and the oversight of IT risk management measures is a critical Board function and tasked the committee with these matters as well. The Strategy and Technology Committee assists the Board with respect to matters of strategy and technology by engaging with management to ensure that:

•the Company has established an effective strategy and strategic planning process;
•the Company's technology programs enable the Company's strategic plans and support the Company's cybersecurity and IT risk management efforts; and
•the Company's proposed acquisitions, divestitures or other key investments of capital fulfill the Company's strategic plans.

The Strategy and Technology Committee held five meetings in 2025.

The written charters governing the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Strategy and Technology Committee, and the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Supplemental Code of Business Conduct and Ethics for Directors, Executive Officers and Financial Officers, are posted on the Investor Relations Corporate Governance page of our website at www.everforth.com. You may also obtain a copy of any of these documents without charge by writing to: Everforth, Inc., 4400 Cox Road, Suite 110, Glen Allen, Virginia 23060, Attn: Secretary.
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Litigation Committee

In June 2024, the Board created a temporary Litigation Committee to oversee the Company's largest litigation, audit and/or investigation matters. The committee was comprised of Messrs. Matin, Callaghan, Dyer and Ms. Hawthorne, and did not receive any fees. The temporary committee was dissolved in March 2026.

Risk Oversight

The Board has an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. Company representatives report quarterly to the Board on risks that the Company faces and further report on an ad hoc basis as issues arise. IT, including cybersecurity, has been identified by the Company as an area of risk meriting additional oversight. The Company's Chief Information Security Officer reports quarterly to the Strategy and Technology Committee and to the Board on cybersecurity issues, including the Company's comprehensive data protection and cybersecurity plan for Everforth, management of emerging security threats and proactive plans to mitigate such risks, and other cybersecurity risks that may come in the future.

The Company has an Enterprise Risk Management ("ERM") program and conducts ERM risk assessments annually. The Audit Committee has oversight of the ERM annual risk assessment, program scope, status of priorities and emerging risks. Our ERM program is committed to regularly assessing risks and testing plans to prepare for the possibility of the occurrence of a range of events, including threats to our systems and data security, IT infrastructure and development, macroeconomic conditions, talent management, outsourcing, consolidation, regulatory changes and other matters.

The Board regularly reviews and determines the Company’s risk management philosophies, policies and processes. The Board is primarily responsible for overseeing the management of the Company’s risks associated with the Board’s governance and delegation decisions. The Board oversees officers’ identification and management of risk management issues and meets quarterly with such officers regarding risk management issues of the Company, and the processes and procedures used for identifying and managing risk. The Board also regularly receives reports from those officers that are responsible for the day-to-day management of the Company’s risks to determine if the Company's reporting processes or other flow of information to the Board could be improved.

The Audit Committee is primarily responsible for overseeing the management of the Company’s accounting and financial reporting matters and risks related to the Company’s accounting and financial practices. The Audit Committee Charter provides that the Audit Committee’s responsibilities include inquiry of management and the Company’s outside auditors regarding key financial statement risk areas, including the Company’s processes for identifying and assessing such risk areas and the steps the Company has taken with regard to such risk areas. In connection with these responsibilities, the Audit Committee routinely reviews and evaluates the Company’s processes for identifying and assessing key financial statement risk areas and for formulating and implementing steps to address such risk areas. The Audit Committee is also responsible for inquiry of management and the Company’s outside auditors regarding significant business risks or exposures, including the Company’s processes for identifying and assessing such risks and exposures, and the steps management has taken to minimize such risks and exposures.

The Compensation Committee is responsible for overseeing risks associated with human capital and compensation practices and incentives. Upon evaluation, the Compensation Committee has determined that the Company’s compensation practices and policies are not reasonably likely to have a material adverse effect on the Company. In making this determination, the Compensation Committee considered that none of the compensation policies and practices at any business unit carry a significant portion of the Company’s risk profile, has a significantly different compensation structure than other units, or pays compensation expenses as a significant percentage of the unit’s revenues.

Our Nominating and Corporate Governance Committee oversees risks related to sustainability and climate issues.

The Strategy and Technology Committee focuses on cybersecurity risks and IT risk management.

The Board believes that the process it has established to administer the Board's risk oversight function is effective under its leadership structure as described above under "Board Leadership Structure."
Meetings

In 2025, our directors attended at least 75 percent of all of the meetings of the Board and the committees on which he or she served. Our independent directors regularly meet as a group in executive sessions outside the presence of management presided over by the non-executive independent Chair of our Board.

Attendance of Directors at the 2025 Annual Meeting of Stockholders

Our Board of Directors has a policy with respect to director attendance at annual meetings of stockholders which requires that the directors attend the Annual Meeting unless they are unable to do so as a result of health reasons or exigent personal circumstances, and if that is the case, the director must notify the Chair of the Board as promptly as possible. All of our directors attended our 2025 Annual Meeting of Stockholders.

Director Compensation

The following table shows compensation information for each of Everforth’s non-executive directors for the year ended December 31, 2025.

Name(1)	Fees Earned in Cash ($)	Stock Awards ($)(2)	Total ($)
Arshad Matin, Chair	190,000	184,944	374,944
Brian J. Callaghan	109,500	184,944	294,444
Joseph W. Dyer	117,000	184,944	301,944
Mark A. Frantz	95,000	184,944	279,944
Maria R. Hawthorne	115,000	184,944	299,944
Jonathan S. Holman	105,385	184,944	290,329
Carol J. Lindstrom	107,115	184,944	292,059
Patricia L. Obermaier(3)	92,747	184,944	277,691
Edwin A. Sheridan, IV	105,000	184,944	289,944

(1)
Directors who are also employees of Everforth receive no additional compensation for their service as a director. Accordingly, Mr. Hanson, our Chief Executive Officer, did not receive any compensation for his service as a director. Compensation paid to Mr. Hanson in connection with his employment is disclosed in the "Summary Compensation Table" set forth on p. 35.

(2)	Amounts shown in the table above reflect the aggregate grant date fair value of the awards, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 12 to the consolidated financial statements for the year ended December 31, 2025 included in our Annual Report on Form 10 K filed on February 25, 2026. The amounts were calculated based on the grant date fair value per share of $82.86, which was the closing sale price of our common stock on the date of grant, January 2, 2025. As of December 31, 2025, each of the non-executive directors held 1,116 unvested shares.

The Compensation Committee recommends, and the Board reviews and approves, the form and amount of director compensation. In June 2025, the Compensation Committee retained Semler Brossy Consulting Group, LLC (“Semler Brossy”) as its independent compensation consultant to help determine compensation for the Board of Directors. In connection with the review, Semler Brossy provided market data based on the executive compensation peer group, noting that the Company's Board compensation was slightly below market, and proposed increases in compensation to bring the directors' total compensation above the median of the Company's executive compensation peer group. However, noting that the Company's performance had not met expectations the past year, the directors declined to accept any fee increases, but did accept the recommended $25,000 increase to the annual stock grant amount that would not go into effect until 2026. The Compensation Committee retained its practice for providing a substantial portion of a director’s annual retainer in the form of equity compensation. The Board approved the existing compensation plan proposed by Semler Brossy and recommended by the Compensation Committee for the Board effective June 2022. That compensation plan for directors remained the same through 2025.

In 2025, the annual cash fee for all non-executive directors was $85,000, plus non-chair audit committee members received $12,000 annually, non-chair compensation committee members received $7,500 annually, and Nominating and Corporate Governance and Strategy and Technology non-chair committee members received $5,000 annually per committee. The following Board and committee chairs received fees for their services as chairpersons as set forth below. All fees are paid on a quarterly basis.

Outside Director	Additional Annual Cash Retainer ($)
Chair of the Board	100,000
Audit Committee Chair	30,000
Compensation Committee Chair	25,000
Nominating and Corporate Governance Committee Chair	20,000
Strategy and Technology Committee Chair	20,000

On January 2, 2025, the non-executive directors received their annual restricted stock unit ("RSU") grant with a grant-date value of approximately $185,000, with one-half of the RSU grants vesting on the grant date and the remaining half vesting on the one-year anniversary of the grant date. In addition, we reimburse all directors for their reasonable expenses incurred when attending Board and committee meetings, and up to $2,500 annually per director for director education and training.

Sustainability at Everforth

We are committed to creating a more sustainable future for all of our stakeholders. In June 2025, we published our annual Corporate Sustainability report for the year ending December 31, 2024. An updated version including 2025 data will be available in June 2026. Our Corporate Sustainability efforts are overseen by our Board's Nominating and Corporate Governance Committee.
Cybersecurity

Everforth business segments continue to ensure the foundational implementation of security controls recommended by the National Institution of Science and Technology Special Publication 800-171 (NIST SP 800-171) cybersecurity framework as prescribed by the Cybersecurity Maturity Model Certification ("CMMC 2.0"). This framework was selected because several of our clients represent the Department of Defense ("DoD"), the National Security Agency ("NSA"), and other Federal civilian agencies. Our Board's Strategy and Technology Committee continues to meet regularly to discuss topics on the cyber threat landscape, recent technological innovations, and resilience, and the Board gets quarterly updates on cybersecurity issues. In addition to maintaining security best practices internally, Everforth works with commercial customers to assist them in implementing such best practices (e.g., HITRUST, CMMC and ISO 27001). To ensure our organizations remain aligned with security regulations and best practices, we employ third-party auditors to review our security posture and provide recommendations to keep our stakeholders, customers and employees safe. Everforth maintains a security-first culture and implements standardization across all divisions across all platforms, tools and processes related to cybersecurity. As we continue to advance our cybersecurity efforts company-wide, we are actively leveraging artificial intelligence ("AI") and machine learning technologies to boost our resilience against evolving threats. By integrating AI into our defense toolkit, we enhance our capacity to detect anomalies with precision, respond to incidents swiftly and efficiently, and anticipate emerging risks proactively.
Responsible Business

Everforth is committed to responsible business practices that promote a culture of ethics and integrity. Our annual sustainability reporting disclosures include the Global Reporting Index, the Task Force on Climate-related Financial Disclosures, the UNGC Communications on Progress, and the Carbon Disclosures Project. We also align with MSCI Inc.'s rating methodology and the International Sustainability Standards Board International Financial Reporting Standards. In 2025, we continued to make significant strides in corporate governance, including maintaining our Enterprise Risk Management ("ERM") program. The enterprise risk profile and corresponding mitigation plans were finalized in 2024. As the ERM Program matures, disclosures are refined and updated, and these updates are part of our overall Company-wide processes and controls for reporting on sustainability matters across our operations and supply chain. Everforth’s Audit Committee collaborates with management to maintain a robust ERM framework and effective risk policies. The Committee also annually reviews the Company’s enterprise risk profile to make any necessary changes. Our ERM efforts are focused on proactively addressing risks related to system and data security, financial fraud or loss, macroeconomic changes, outsourcing and consolidation, regulatory shifts, and other significant events that could impact the business.

Our Workforce

We are dedicated to the professional development and career advancement of our team and provide the support that our employees need to flourish. Our employees receive regular trainings, including compliance, cybersecurity, ethics and integrity, workplace safety, new manager, and role-specific training. To supplement in-person and virtual trainings, Everforth maintains a mentorship program where mentors are provided opportunities to enhance their management and communication skills, while mentees are given the ability to foster relationships with experienced professionals who can support their career development.

Communicating career interests and employee development is at the heart of our performance management process. This collaborative process focuses on developing clear goals at the start of each year and then providing constructive feedback and support throughout the year to position our employees for success. Furthermore, to guide our efforts on a go-forward basis and drive long-term employee retention, we conduct annual employee engagement surveys.

We also remain focused on the health and well-being of each of our employees and consultants. Our employees enjoy competitive compensation and benefits packages, which include medical, dental, and vision plans; flexible spending accounts; and health savings plans. Guided by our Company-wide Employee Wellness and Workplace Health and Safety policies, we support our employees' emotional well-being and physical health with wellness programming and personal growth workshops.

Social Responsibility

We proudly support a culture of caring and are committed to making positive impacts in the communities in which our employees live and work. We do this through employee engagement, charitable contributions, and volunteering. In 2025, Everforth and its employees collectively raised over $400,000 for more than 300 non-profit organizations, and our employees logged over 2,200 hours of volunteer time. Please note that as a Company, we do not contribute to political candidates.

Environmental Responsibility

We are committed to reducing our environmental impact. In August 2024, Everforth approved its near-term science-based emission reduction target with the Science Based Target initiative (“SBTi”). Everforth committed to reduce absolute scope 1 and 2 GHG emissions 54.6 percent by 2033 from a 2023 base year. Everforth also committed to reduce scope 3 GHG emissions from purchased goods and services, fuel and energy related activities, business travel, employee commuting, and upstream leased assets by 61.1 percent per full time employee by 2033 from a 2023 base year. The SBTi also verified Everforth’s science-based net-zero target by 2050.

To achieve our goals, we have implemented an emissions reduction plan, which includes gaining more operational control of our leased office buildings to increase energy efficiencies and the procurement of renewable energy sources where possible; conducting an annual employee commuting and work-from-home survey to increase awareness of energy-efficient options;
following Company-wide sustainable business travel guidelines; and hosting webinars and related activities to encourage regular employee engagement in environmental awareness building. In 2025 we also maintained an ISO 14001 certification for Everforth's headquarters in Glen Allen, Virginia. which is 100 percent electric. Updates on our progress toward reducing our GHG emissions will be provided in the June 2026 sustainability report.

To learn more about Everforth's Corporate Sustainability Program and related policies, and access Everforth's annual reports, please visit everforth.com/sustainability.

Director and Executive Officer Stock Ownership Guidelines

Everforth's Stock Ownership Guidelines govern our directors, named executive officers and other designated officers, and require that certain ownership levels of Everforth stock be met within five years from appointment or promotion to one of the designated positions. Each Board member must own shares of the Company with a fair market value of five times the director's $85,000 annual cash retainer fee, for a total ownership requirement of shares with a fair market value of $425,000. The required levels of ownership for executives are based upon a multiple of their annual base salary. Our Chief Executive Officer is required to own a number of shares with a value of five times his annual base salary, and our other named executive officers are required to own a number of shares with a fair market value of three times their annual base salary. The guidelines also provide that directors and officers must retain any net shares that vest or are exercised until such time as the appropriate ownership levels are met. Shares that would be issuable upon the vesting of time-vesting RSUs are considered beneficially owned for purposes of the policy. Neither stock options nor performance-based RSUs ("PSUs") that have outstanding performance requirements are included in beneficial ownership. A hardship provision provides a process by which the Compensation Committee can grant an exemption in its sole discretion for exigent circumstances. As of March 1, 2026, all directors and officers are in compliance with the policy.
Insider Trading Policy and Hedging and Pledging Transaction Limitations

We have adopted an insider trading policy which governs the purchase, sale and/or other disposition of our securities by directors, officers and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and NYSE listing standards. A copy of this policy has been filed as Exhibit 19.1 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

Included within the policy is a prohibition on hedging and pledging of the Company's stock by the Company's directors and executive officers. The policy prohibits participants from pledging the Company's stock as collateral directly or in a margin account, and prohibits participants from hedging the financial risk of ownership of the Company's stock under any circumstances. These limitations include any prepaid variable forward contracts, equity swaps, collars or similar financial instruments designed to hedge or offset any decrease in the market value of the Company's stock.

Ethics

Everforth's Code of Business Conduct and Ethics is applicable to all directors, officers and employees of Everforth. More importantly, the code reflects our policy for dealing with all persons, including our customers, employees, investors, regulators and vendors, with honesty and integrity. In addition, Everforth's Supplemental Code of Business Conduct and Ethics for Directors, Executive Officers and Financial Officers applies to our directors, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and other executive officers, internal audit personnel and senior financial officers. The codes comply with the requirements of Section 406 of the Sarbanes-Oxley Act of 2002. The supplemental code focuses on honest and ethical conduct, full, fair and accurate disclosure in our SEC filings and other public disclosures, compliance with applicable government laws, rules and regulations, and prompt internal reporting of violations of the code. These policies are located on the Investor Relations-Governance-Governance Documents page of our website at www.everforth.com. You may also obtain a copy of these documents without charge by writing to Everforth, Inc., 4400 Cox Road, Suite 110, Glen Allen, Virginia 23060, Attn: Secretary.

Communicating with the Board

We invite stockholders and other interested parties to communicate any concerns they may have about Everforth with either the Chair of the Board or the directors as a group by writing to the attention of either the Chair of the Board or the directors at Everforth, Inc., 4400 Cox Road, Suite 110, Glen Allen, Virginia 23060. Any and all such communication will be forwarded by the Secretary of the Company to the Chair of the Board, or all of the directors, as applicable.

Compensation Committee Interlocks and Insider Participation

During 2025, the Compensation Committee of the Board was composed of Ms. Lindstrom and Messrs. Holman and Callaghan. Ms. Lindstrom took the position of Chair in June 2025 replacing Mr. Holman, who remains a member of the committee. There are no Compensation Committee interlocks and no member of the Compensation Committee is or in 2025 was an officer or employee of Everforth or its subsidiaries, and none of the committee members had any relationships requiring disclosure of certain relationships and related-party transactions. None of the Company’s executives served as a member of the Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the beneficial ownership by the persons listed below of shares of Everforth’s common stock as of March 31, 2026.

Certain information in the table concerning stockholders other than our directors and officers is based on information contained in filings made by such beneficial owners with the SEC. Pursuant to Rule 13d-3 of the Exchange Act among other determining factors, shares are deemed to be beneficially owned by a person if that person has the right to acquire shares (for example, upon the vesting of an RSU) within 60 days of the date that information is provided. In addition, we note that Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC. In determining the percentage ownership of any person, the amount of shares outstanding is deemed to include any shares beneficially owned by such person (and only such person) but excludes any securities held by or for the account of the Company or its subsidiaries. As a result, the percentage of outstanding shares held by any person in the table below does not necessarily reflect the person’s actual voting power. As of March 31, 2026, there were 41,275,049 shares of Everforth common stock outstanding.

The following tables set forth the beneficial ownership of Everforth's common stock as of March 31, 2026 of the following persons:

•all stockholders known by us to beneficially own more than five percent of our common stock;
•each of our directors;
•each of our named executive officers, as identified; and
•all of our directors and executive officers as a group

Unless otherwise indicated, each person listed has sole voting power and sole investment power.

Ownership of More than Five Percent of the Common Stock of Everforth

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (# of shares)	Percent of Common Stock(2)
BlackRock, Inc.	5,886,809(1)	14.3%
50 Hudson Yards
New York, NY 10001

(1)	Based on information contained in a Schedule 13G/A filed with the SEC on November 8, 2024 by BlackRock, Inc. on behalf of various subsidiaries which has not subsequently been updated, BlackRock, Inc. directly or indirectly has sole voting power of 5,795,673 shares of our common stock, and sole dispositive power of 5,886,809 shares. The subsidiaries listed in the filing as beneficially owning the shares set forth above include: BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, and BlackRock Fund Managers Ltd.
(2)	For the beneficial owner included in the table above, percentage ownership is calculated by dividing the number of shares beneficially owned by such holder by the 41,275,049 shares of the Company’s common stock outstanding as of March 31, 2026. To the knowledge of the Company, the holder listed above does not have the right to acquire any additional shares of the Company on or within 60 days after March 31, 2026.

Ownership of Directors and Management of Everforth

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (# of shares)(4)	Percent of Common Stock(5)
Brian J. Callaghan(1)	329,277	*
Joseph W. Dyer	13,907	*
Mark A. Frantz	15,951	*
Maria R. Hawthorne	8,002	*
Jonathan S. Holman	11,643	*
Carol J. Lindstrom	9,061	*
Arshad Matin	14,819	*
Patricia L. Obermaier	4,798	*
Edwin A. Sheridan, IV(2)	418,433	1.0%
Theodore S. Hanson(3)	324,878	*
Sadasivam (Shiv) Iyer	8,199
Marie L. Perry	22,433	*
Jennifer H. Painter	49,660	*
Rose L. Cunningham	8,257	*
Randolph C. Blazer	85,895	*
All directors and executive officers as a group (15 persons)(3)	1,325,213	3.2%

*	Represents less than one percent of the shares outstanding.
(1)	323,829 of the Everforth shares beneficially owned by Mr. Callaghan are held in a trust in which he and his wife are both trustees, and the remaining 5,448 shares are held in his name directly.
(2)	Mr. Sheridan holds 47,997 of the Everforth shares he beneficially owns in a revocable trust, 364,988 shares are beneficially owned in a limited liability company for which he has the sole right to vote and invest the shares, and the remaining 5,448 shares are held in his name directly.
(3)	All of the Everforth shares beneficially owned by Mr. Hanson are held in a revocable trust for which he is the trustee.
(4)	There are no additional shares that would be available upon vesting of RSUs or otherwise within 60 days of March 31, 2026.
(5)	For each individual included in the table above, percentage ownership is calculated by dividing the number of shares beneficially owned by the sum of the 41,275,049 shares of the Company’s common stock outstanding as of March 31, 2026. As there are no shares of common stock that are issuable upon the vesting of RSUs within 60 days of March 31, 2026, there was no need to eliminate the effect to the shares of common stock that are issuable upon the vesting of RSUs held by others.

The individuals listed below were executive officers of Everforth in 2025. Mr. Blazer transitioned to the role of Executive Vice Chair in March 2025 and as of that date was no longer an executive officer. They are all our named executive officers for 2025 as defined in Item 402 of Regulation S-K of the Securities Act of 1933, as amended (the "Securities Act").

Name	Age	Title	Years Experience in Industry	Years with Everforth
Theodore S. Hanson	58	Chief Executive Officer	over 25 years in industry	27 years with Everforth and Apex Systems
Sadasivam (Shiv) Iyer	53	President	25 years in Consulting industry	One year
Marie L. Perry	60	EVP, Chief Financial Officer	10 years CFO experience	Four years
Jennifer H. Painter	56	SVP, Chief Legal Officer and Secretary	20 years GC experience	13 years
Rose L. Cunningham	51	VP, Chief Accounting Officer and Controller	13 years Controller experience	13 years
Randolph C. Blazer	75	Executive Vice Chair	over 40 years in Consulting industry	19 years with Everforth and Apex Systems

The biography of our Chief Executive Officer is included in the section above entitled "Directors with Terms Ending in 2028" on p. 4.

Sadasivam (Shiv) Iyer has served as President of Everforth since March 2025. Prior to Everforth, Mr. Iyer was the Americas Consulting and Industry X Lead Executive for Accenture since 2020 where he was responsible for scaling the company’s functional, industry, and technology advisory capabilities across the U.S.,

Canada, and Latin America. In this role, Mr. Iyer focused on maximizing value from acquisitions made by Accenture in the Americas, as well as scaling organically through investments in the company’s AI and industry capabilities. Mr. Iyer initially joined Accenture in 2010 as managing director in the Products industry vertical, before serving as Market Unit Lead, U.S. Midwest for which he was responsible for all industry verticals and service lines within the region. Before Accenture, Mr. Iyer served in multiple roles of increasing responsibility at A.T. Kearney, progressing through the company's ranks to principal. Over his career, Mr. Iyer has advised global corporations on digital transformation, go-to-market strategies, and large-scale model and cost transformations. Mr. Iyer began his career at Wipro Infotech in India. He is a regular contributor to the Consumer Brand Association, convening conversations with global CEOs across industries. He also serves on the Chicago board of the India-based nonprofit Pratham USA, which develops innovative models of education for underprivileged children. Mr. Iyer holds his bachelor’s degree in engineering and master's degree in management sciences from the University of Mumbai, and his master of business administration degree from the Kelley School of Business at Indiana University.

Marie L. Perry joined Everforth in January 2022 as Executive Vice President, Finance, and was promoted to the role of Executive Vice President, Chief Financial Officer in August 2022. Prior to Everforth, Ms. Perry was chief financial officer for the U.S. division of Brinks, Incorporated, a NYSE-traded global leader in total total cash management, route-based secure logistics and payment solutions, from August 2020 to January 2022. Prior to Brinks, Ms. Perry was chief financial and chief administrative officer for Jamba Juice, Inc., a lifestyle brand built on offering premium blended juices and food products, from May 2016 to January 2019. From 2003 to 2016, she held increasing roles at Brinker International, Inc., a casual dining company with over 1,600 locations and 100,000 employees, beginning with assistant controller to vice president to acting chief financial officer, controller and treasurer. From 1994 to 2003 she was a manager then managing director of corporate accounting at AMR Corporation (American Airlines) and a certified public accountant at KPMG US LLP from 1990 to 1998. In January 2025, Ms. Perry joined the board and serves as audit committee chair for Fogo Hospitality, Inc., a private Brazilian steakhouse chain. From 2018 to 2023, Ms. Perry served on the board of directors of Ruth’s Hospitality Group, a fine dining steakhouse company traded on NASDAQ until its acquisition. Ms. Perry received her bachelor of business administration degree in accounting from Texas A&M University and her master of business administration degree from The University of Texas at Austin.

Jennifer Hankes Painter joined Everforth in June 2013 as its General Counsel and Secretary and was promoted to Senior Vice President, Chief Legal Officer in 2014. Ms. Painter focuses on legal and compliance issues affecting the Company, including mergers and acquisitions, litigation, corporate governance and Board support. Ms. Painter joined Everforth after serving as general counsel, chief compliance officer and secretary of MRV Communications, Inc., a global provider of telecommunications equipment and services, from 2009 to 2013. From 2004 through 2008, Ms. Painter served as vice president and assistant general counsel for The Ryland Group, Inc., a Fortune 500 homebuilder traded on the NYSE. From 2001 through 2004, Ms. Painter served as vice president and general counsel of Cadiz, Inc., a water and agricultural company traded on NASDAQ. Prior to joining Cadiz, Ms. Painter was employed as an associate with Sullivan & Cromwell LLP, an international law firm, where she dealt with mergers and acquisitions, securities, and other corporate matters. She was an officer in the U.S. Army Corps of Engineers prior to her legal career. She currently serves as a member and on the membership committee of Firstwave, an alumni association of U.S. Service Academy graduates promoting community leadership. She received a bachelor of science degree in civil engineering from the U.S. Military Academy and a juris doctor degree from Loyola Law School of Los Angeles.

Rose L. Cunningham joined Everforth in September 2013 as Assistant Controller and was promoted to the role of Vice President, Finance and Corporate Controller in July 2014. In December 2022 she was appointed as the Chief Accounting Officer of Everforth in addition to her controller role. From 2005 to

2012, Ms. Cunningham held various roles, including senior director of financial reporting and vice president, corporate controller, at THQ Inc., a former NASDAQ-traded global developer and publisher of interactive entertainment software. From 2002 to 2005, Ms. Cunningham held various roles including controller at Clearant, Inc., a start-up biotechnology company. She began her career in public accounting as an auditor working for Arthur Andersen LLP and Ernst & Young LLP from 1998 to 2002. She received her bachelor of science degree in accounting from Loyola Marymount University and is a certified public accountant (inactive).

Randolph C. Blazer joined Everforth as President of Apex Systems in May 2012 as a result of the Company's acquisition of Apex Systems, and was promoted to President of the Company in January 2022 until he stepped down to the role of Executive Vice Chair in March 2025. Prior to the acquisition, Mr. Blazer served as Apex Systems' Chief Operating Officer from 2007 to 2012. Formerly, Mr. Blazer served as president of the public sector for SAP America. From 2004 through 2006, Mr. Blazer was chairman and chief executive officer of BearingPoint Inc., one of the world's largest consulting and systems integration firms. From 1977 through 2004, Mr. Blazer held increasing senior positions with KPMG. Under his leadership, KPMG Consulting launched the fourth-largest IPO in NASDAQ's history, becoming the first of the Big Five consulting firms to separate from its audit and tax parent and become an independent, publicly-traded company. From 2012 to 2024, Mr. Blazer was an advisory board and compensation committee member of InSite LLC, a private company that provides building solutions for facilities and real estate teams. He is also a member of the board of Northern Virginia Technology Council, a not-for-profit supporting technology development in the region. Mr. Blazer holds a bachelor's degree in economics from McDaniel College and a master of business administration degree from the University of Kentucky.

Compensation Committee Chair Letter

Dear Stockholder,

As a member of the Board of Directors, I am pleased to share an update on Everforth's achievements in 2025. This year, management remained dedicated to advancing Everforth’s long-term goals, aiming to address the complex IT needs of both commercial enterprises and government clients. These efforts led to continued growth in high-value IT consulting revenues, which reached approximately $2.5 billion for 2025, or 63 percent of total revenues, highlighting the strength of Everforth’s business model and ability to adjust to industry changes.

In November 2025, Everforth held a successful Investor Day at the New York Stock Exchange, providing investors with greater transparency into Everforth’s strategy and long‑term financial framework. During this event, management introduced the Company’s three-year financial targets through 2028, reflecting the Board’s confidence in Everforth’s operational approach, capital allocation, and capacity to deliver on its growth strategy. These targets align with the Compensation Committee’s commitment to rewarding consistent performance, margin improvement, and cash flow generation.

The Board also endorsed the launch of Everforth as the Company’s unified brand. By combining complementary capabilities under one brand, Everforth can scale more effectively, expand cross-selling opportunities, and provide integrated solutions to clients, further strengthening the Company’s durability and competitiveness. Executive compensation remains designed to encourage progress in integration, scalability, and disciplined execution across the organization.

Everforth is dedicated to delivering value for stockholders. Each initiative, from expanding consulting revenues and launching a unified brand to implementing disciplined capital allocation and rewarding sustained performance, was thoughtfully designed to advance the interests of those who invest in Everforth. In 2025, Everforth deployed $170.1 million in cash to repurchase 3.1 million shares, and the Board authorized the largest share buyback program in the Company’s history, totaling $1 billion.

As a committee, we believe that our executive compensation program is crucial in driving our business strategy and aligning our leadership team with the interests of our stockholders. Our executives are incentivized to achieve strong top- and bottom-line growth as well as market-leading stockholder returns, with one of the components of their three-year equity grants being total stockholder return relative to our peers. Our stockholders have shown robust support for our compensation programs, both through direct feedback and through a vote of 98.7 percent in support of our 2025 Say-on-Pay vote. In light of this strong endorsement and the effectiveness of our programs, we maintained our designs for 2025 and kept the structure substantially intact with minor revisions for 2025. Reflecting the challenging macroeconomic conditions in 2025, which affected Everforth's financial performance and that of our peer group, our annual cash incentive bonus payouts reflected our commitment to aligning pay with performance, paying out slightly below target levels for our named executive officers, and their 2023 three-year PSUs with performance ending in 2025 were achieved at zero percent. In the following Executive Compensation Discussion and Analysis section, our goal is to clearly outline the steps taken to support our objectives and demonstrate our unwavering focus on tying pay to performance.

Carol J. Lindstrom
(Compensation Committee Chair)

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
Our executive compensation program is designed to attract and retain high-caliber executive officers, and to motivate and reward performance that is consistent with our corporate objectives and stockholder interests. Our policy is to provide a competitive total compensation package that shares our success with our named executive officers, as well as other employees, when our goals are met.

Brand Evolution and Company Performance

In April 2026, ASGN adopted a new customer and investor-facing brand, Everforth, a leading technology and digital engineering company. Everforth is purpose built to deliver comprehensive IT solutions at scale, uniting deep industry expertise across a portfolio of specialized commercial and government brands. By unifying our capabilities into a single brand, Everforth is better positioned to serve clients who are navigating increasingly complex and rapidly changing technology environments. Every time Everforth goes to market, we bring the full resources of a scaled, high‑end IT solutions provider, grounded in deep industry expertise and trusted relationships.
In 2025, Everforth generated revenues of $4 billion, with higher-end IT consulting solutions comprising 63 percent of the total, up from 58 percent in the prior-year period. Despite ongoing macroeconomic challenges and market pressures throughout the year, we maintained a robust portfolio of enterprise and federal government clients across five commercial industries – Consumer & Industrial, Technology, Media, and Telecom (TMT), Financial Services, Healthcare, and Business Services – and four federal customer types – Defense & Intelligence, National Security, Civilian, and other customers. Our client portfolio is diversified and balanced, with no single industry representing more than 22 percent of revenue in 2025, providing stability across market cycles.

Our strong free cash flow generation is a highlight of our business model and enables us to invest in organic growth and buy back our shares, all while maintaining balance sheet flexibility to invest in M&A. In 2025, we generated $327.9 million in operating cash flow, $288.1 million in free cash flow, and deployed $170.1 million to repurchase 3.1 million shares. We are strongly committed to delivering shareholder returns and in November 2025, our Board of Directors approved a $1 billion share repurchase program, the largest in Everforth’s history.
*As of December 31 of the applicable year.
(1) Financials reflect reported values.
(2) A reconciliation of Adjusted EBITDA to net income is included in Annex A.

Everforth’s Strategic Direction

Through our strategic goals of Execute, Scale, and Acquire, we aim to achieve solid financial performance by implementing sustainable actions that benefit our business in the short-term and prepare us for long-term success. Collectively, this framework supports disciplined execution, scalable growth, and targeted acquisitions that align with our strategic and financial priorities.

Execute	• Expand and enhance our six core IT solutions capabilities to commercial and federal government customers
• Embed AI, data, cloud, and cybersecurity into daily operations to drive productivity and efficiency for our business and our customers
• Amplify our capabilities by leveraging key technology alliance partnerships to co-develop and co-sell solutions, assets, and accelerators

Scale
• Grow base of Fortune 1000 enterprise accounts that are stable revenue sources and quickly adopt new technologies
• Enhance market share among existing customer base through value-added technology solutions
• Allocate free cash flow to serve the interests of all stakeholders effectively

Acquire
• Target strategic tuck-in acquisitions that bring new solution capabilities with industry expertise, new customers or new contracts
• Focus on companies with financial and cultural profiles similar to Everforth
• Assure that acquisitions are accretive to earnings, while also supporting Everforth's long-term strategy

Everforth is a leading technology and digital engineering company that helps organizations adapt, innovate, and thrive in a world of constant change. Our journey to becoming Everforth has been shaped by years of purposeful growth and dedicated service to our clients. As the technology needs of our commercial and government clients have grown more complex, we’ve proactively refined our strategy and seized the opportunity to go to market as a single, unified organization offering a diverse and differentiated set of IT solutions. We are focused on six key solutions areas: AI and Data, Cloud and Infrastructure, Application Modernization and Digital Experience, Cybersecurity, and Enterprise Platforms. Our value proposition is the ability to engineer these solutions into each client’s unique environment by bringing the right technology, insight, and expertise together. Our solutions are amplified by our technology alliance partnerships. We co-develop, co-sell, and co-deliver with leading enterprise platforms, hyperscalers, data providers, and cybersecurity partners. We deploy their platforms internally, build proprietary assets on top of them, and take those capabilities to market alongside our partners.

We are committed to being our own best qualification in each of our solutions areas, and so we are embedding the latest advancements in AI, data, cloud, and cybersecurity into our daily operations to enhance the value proposition to our customers. Through the establishment of our AI Innovation Center and our many Centers of Excellence, we are enhancing our solutions capabilities and positioning ourselves as a leading authority in all facets of commercial and federal IT modernization.

Our transition to Everforth is designed to unlock our scale as an enterprise and increase cross-selling by bringing the breadth of our solutions to our enterprise clients, all while supporting continued revenue growth and margin expansion. While organic revenue growth remains the primary focus of the business, we will continue to pursue strategic acquisitions that enhance our solutions capabilities and technology partnerships.

Our M&A efforts are aimed at acquiring companies that improve our high-end IT solutions capabilities by adding new customers, new contracts, or new technology partnerships. In 2025, we welcomed TopBloc, a premier Workday partner, into the Everforth family. By pulling TopBloc’s capabilities across our commercial client base, we immediately broadened our ERP market share while solidifying our tech alliance partnership with Workday.

By combining complementary strengths and resources under the Everforth brand, we advance our strategic objectives — Execute, Scale, and Acquire. This approach enables us to deliver increased value to commercial enterprises and government clients, strengthen partnerships, and improve operational efficiency throughout the organization.

Summary of Say-on-Pay and Responsiveness

Stockholder engagement is a key value and a significant part of our ongoing review of corporate governance and executive compensation practices. We are committed to actively seeking feedback from our stockholders to foster a constructive dialog on our programs as well as the decision-making process behind them.
In 2025, we reached out to stockholders representing over half of our outstanding stock. 98.7 percent of the votes cast for the Say-on-Pay proposal were cast FOR the proposal. The Compensation Committee considered this strong support, along with feedback from our stockholder engagement discussions, when it determined to substantially maintain our current compensation program design.

Say-on-Pay Engagement and Responses

Stockholder Engagement Process	Feedback Heard	Compensation and Nominating and Corporate Governance Committee Actions
◦Consistent with our historical practice, we conducted proactive stockholder engagement throughout the year and our Chief Legal Officer, VP, Investor Relations and former Compensation Committee Chair spoke with several of our larger stockholders to discuss our business, compensation, sustainability programs and governance.

◦We shared feedback from our stockholders with the Compensation and the Nominating and Corporate Governance Committees.

◦Stockholders were generally supportive of our broader business strategy and performance.

◦Stockholders generally expressed a high level of support for our executive compensation programs while providing commentary on performance metrics, including their structure.

◦Certain stockholders noted that they would prefer our Board members have one-year and not three-year terms.

◦Due to the strength of the support of our executive compensation programs and their continuing effectiveness, the Compensation Committee elected to make only minor changes to the structure of executive compensation in 2025.

◦The Nominating and Corporate Governance Committee reviewed the issue of staggered director terms with the full Board, and determined to continue the practice as it maintains a balance between stability and fresh perspectives.

Process for Determining Compensation
The role of our Compensation Committee is to oversee our executive plans and policies, administer our equity plans, and approve all compensation for our named executive officers. Our Compensation Committee generally seeks input from our Chief Executive Officer when discussing executive performance and compensation levels for named executive officers (other than his own compensation). Our Chief Legal Officer has the responsibility of advising the Compensation Committee and coordinating with any third-party compensation advisers. The Compensation Committee also works with our Chief Financial Officer to evaluate the financial, accounting and tax implications of compensation actions. None of our named executive officers participates in deliberations regarding his or her own compensation. Our Compensation Committee deliberates and determines compensation decisions related to our Chief Executive Officer in executive session, outside of the presence of the Chief Executive Officer.

The Compensation Committee oversees the executive compensation program and determines compensation for the Company’s executive officers. The Compensation Committee recognizes that, from time to time, it is appropriate to enter into compensatory agreements with key executives, and has done so with each of our named executive officers. Through these agreements, Everforth seeks to further motivate such individuals, retain their services, and secure confidentiality and non-solicitation obligations, applicable both during and after their employment. These compensatory agreements include executive employment agreements and severance arrangements.

Compensation Consultant. In 2025, the Compensation Committee retained Semler Brossy as its independent compensation consultant. The Compensation Committee has assessed the independence of Semler Brossy pursuant to SEC and NYSE rules and concluded that no conflict of interest exists that would prevent Semler Brossy from independently representing the Compensation Committee.

The Compensation Committee also compares our performance against that of our peer group as part of its oversight responsibilities and uses industry performance data to set performance targets.

The peer group was developed with advice from Semler Brossy to include Everforth’s key business and talent competitors, with a focus on:
•Related industry companies in the IT and government services areas; and
•Companies generally within a range of 0.5x to 2.0x of Everforth’s revenue and/or market cap on a pro-forma basis (with some exceptions for strong business fits).
Based on these criteria, the peer group used for 2025 compensation is presented in the table below and remained the same from 2024.

	Financials (in millions)(1)
Name	Revenues ($)	Market Cap ($)

Booz Allen Hamilton Holding Corporation	11,980	16,444
CACI International Inc.	7,660	9,054
Clarivate Plc	2,557	3,609
EPAM Systems, Inc.	4,728	13,263
FTI Consulting, Inc.	3,699	6,870
Gartner, Inc.	6,267	37,369
ICF International, Inc.	2,020	2,037
Insperity, Inc.	6,581	2,898
KBR, Inc.	7,742	7,719
Kelly Services, Inc.	4,332	450
Kforce Inc.	1,405	1,082
Korn Ferry	2,730	3,479
Leidos Holdings, Inc.	16,662	19,222
ManpowerGroup Inc.	17,854	2,709
Maximus, Inc.	5,306	4,501
Parsons Corporation	6,751	9,796
Robert Half Inc.	5,796	7,275
Science Applications International Corporation	7,479	5,464
Unisys Corporation	2,008	439
75th Percentile	7,569	9,425
50th Percentile	5,796	5,464
25th Percentile	3,214	2,803
Everforth, Inc.	4,100	3,684

(1)	Revenues reflect the reported results for fiscal years ending in 2024, and the market capitalization values are as of December 31, 2024.

Compensation Philosophy

Program Overview

Our executive compensation program is tied to our near- and long-term business strategy and keeps our named executive officers focused on sustaining industry-leading financial and share price performance.

Element	Purpose
Base Salary ✓ Attract and retain ✓ Stable value delivery	• Fixed compensation, payable in cash • Provides executives with security and continuity in compensation • Key component of attracting and retaining qualified executives
Cash Incentives ✓ Pay for short-term performance ✓ Align with near-term strategy	• Variable, cash-based compensation rewards executives for performance against key financial, operating and strategic goals • Performance-based, with payouts only received for strong performance
Equity ✓ Pay for sustained, long-term performance ✓ Align executives and stockholders ✓ Long-term retention
• Emphasizes long-term operational performance and stockholder value growth
• Ties opportunities for wealth creation and stock ownership directly to the long-term success of Everforth
• Promotes retention of executives
• Aligns executives with the interests of our stockholders
• Encourages maximization of stockholder value

Compensation Policies and Practices

Our pay-for-performance philosophy and executive compensation governance provide a framework for executives to achieve Everforth’s financial and strategic goals without encouraging excessive risk-taking in their business decisions. Key practices include:

WHAT WE DO	WHAT WE DON'T DO
✓ Emphasis on pay-for-performance

✓ Challenging performance goals for incentive programs, requiring market performance to be earned at target levels, and significantly higher performance for stretch goals above target

✓ Compensation program designed to mitigate undue risk-taking

✓ Double-trigger required for change in control severance provisions

✓ Rigorous stock ownership guidelines for executives and directors

✓ Maintain clawback policy for executive incentive compensation that is more restrictive than the SEC-mandated policy

✓ The fully independent Compensation Committee engages an independent compensation consultant

 x No gross-ups related to executive compensation, excise taxes or otherwise

 x Directors and executives are prohibited from hedging and pledging the Company’s stock

 x No excessive perquisites

 x No repricing of stock option awards without stockholder approval

2025 Compensation Program
The Compensation Committee strives to achieve a balance between cash and equity compensation as well as long-term and short-term incentive compensation which aligns with our stockholders’ interests. A fundamental objective of the Compensation Committee is to make a substantial portion of each executive officer’s compensation contingent upon the Company's performance, as well as upon his or her own individual level of performance so that each executive officer is compensated for results. The Compensation Committee furthers this objective through an annual performance-based cash incentive program and an equity incentive program which includes equity for which vesting is subject to three-year performance targets, modified by the Company's stock performance versus our industry over a three-year period. The Compensation Committee uses equity awards to align the remuneration potential for the executive officers with stockholder interests.

The following tables illustrate that a significant portion of our named executive officers' 2025 annual target compensation was performance-based.

Everforth's Executive Pay Design Supports the Company’s Corporate Strategy

Named Executive Officers' Total Target Compensation for 2025

Each year, the Compensation Committee assesses the competitive positioning of our named executive officers' target compensation relative to our peers and, if appropriate in consideration of each executive’s context, role and performance, adjusts their target compensation for the following year. The table below reflects the Compensation Committee’s compensation decisions for named executive officer target compensation in 2025, based on market competitiveness and the committee’s assessment of the Company’s and each executive’s performance in 2024, as applicable.
The equity dollar-denominated amounts listed in the table that were delivered as performance-based RSUs ("PSUs") differ slightly from the amounts in the Stock Award column in the Summary Compensation table or the Grants of Plan-Based Awards table because the accounting treatment of our PSUs takes into account a Monte Carlo valuation when determining grant date fair value.

Name	Salary ($)	Target Annual Cash Incentive Bonus ($)	RSUs ($)	PSUs ($)	Total ($)
Theodore S. Hanson	1,100,000	1,650,000	3,000,000	4,500,000	10,250,000
Sadasivam (Shiv) Iyer(1)	850,000	1,062,500	875,000	875,000	3,662,500
Marie L. Perry	650,000	650,000	1,137,500	1,137,500	3,575,000
Jennifer H. Painter	570,000	500,000	936,000	936,000	2,942,000
Rose L. Cunningham	362,000	271,500	242,500	242,500	1,118,500
Randolph C. Blazer(2)	990,000	1,287,000	1,000,000	1,000,000	4,277,000

(1)	Mr. Iyer was hired on March 1, 2025 so received a partial year of salary. Further, he received a sign-on stock grant of $4 million that was on the same terms and conditions as his annual stock grant.
(2)	Mr. Blazer stepped down from the role of President on March 1, 2025 to be Everforth's Executive Vice Chair. His annual salary decreased to $750,000 on July 1, 2025 and to $500,000 on October 1, 2025 to reflect his duties supporting the Company.
Salary

Our salaries reflect the responsibilities of each named executive officer and the competitive market for comparable professionals in our industry and are set to create an incentive for executives to remain with us. Base salaries and benefits packages are the fixed components of our named executive officers' compensation and do not vary with the Company's performance. Each named executive officer’s base salary is set by considering market data and the performance of such officer. As noted in the table above, Mr. Iyer joined the Company on March 1 so had no prior year data, and Mr. Blazer's annual salary decreased to $500,000 by October 2025 to reflect his change in duties.

Name	2024 Annual Salary ($)	2025 Annual Salary ($)	Increase
Theodore S. Hanson	1,050,000	1,100,000	5%
Sadasivam (Shiv) Iyer	—	850,000	N/A
Marie L. Perry	605,000	650,000	7%
Jennifer H. Painter	550,000	570,000	4%
Rose L. Cunningham	350,000	362,000	3%
Randolph C. Blazer(1)	990,000	990,000	—%

Annual Cash Incentive Bonus

For 2025, the Compensation Committee maintained the bonus design introduced in 2021 requiring significant outperformance of goals to achieve maximum performance, with an intent to only provide maximum payouts in exceptional performance years. This goal-setting approach was implemented in part in response to stockholder input received during the Compensation Committee Chair's outreach efforts in prior years.

Named executive officers were eligible to receive annual cash incentive bonuses for 2025, subject to the achievement of rigorous performance goals tied to profitability and growth objectives of the Company (which, taken together, are weighted
80 percent) as well as individual objectives for each executive (which, taken together, are weighted 20 percent). Targets are set by the Compensation Committee and are informed by both the Company’s strategic plans and the projected growth of the broader market. The increase for Mr. Hanson's bonus target for 2025 reflects market competitiveness, and his performance leading the Company and successfully transitioning Mr. Iyer to the role of President. Despite strong performance in the context of macroeconomic headwinds, while the financial metrics were achieved at threshold levels, the Company did not achieve the target goals and cash incentive bonuses were achieved at below target amounts.

	Annual Cash Incentive Bonus as a Percent of Annual Salary
Name	2024 Target	2025 Target	Increase

Theodore S. Hanson	140%	150%	7%
Sadasivam (Shiv) Iyer		130%	—%
Marie L. Perry	100%	100%	—%
Jennifer H. Painter	87%	88%	1%
Rose L. Cunningham	75%	75%	—%
Randolph C. Blazer	130%	130%	—%
Financial Targets

The financial goals of our 2025 cash incentive bonus were based: (i) on the Company's adjusted EBITDA (earnings before interest, tax, depreciation and amortization) growth percentage; and (ii) the Company's revenue growth percentage. The Compensation Committee chose these metrics because they align with our key priorities and effectively balance the incentivization of both top- and bottom-line growth. The financial targets that we set are based on both our internal financial plans and third-party market growth estimates and are designed to reward executives for execution against our business strategy and outperforming our peers. No awards are paid unless the threshold growth percentages are achieved, and the maximum award under the plan is capped at 200 percent of target. Financial targets for 2024 had been achieved at 45.7 percent and 61.7 percent for Adjusted EBITDA and Revenue, respectively, as macroeconomic conditions had impacted performance after targets had been set. Further, industry forecasts and the Company's internal expectations for 2025 had both been muted as macroeconomic conditions continued to be difficult.

2025 Financial Target Achievement

	Adj. EBITDA	Revenue
Consolidated Everforth Targets (weighted 80% Adjusted EBITDA, 20% Revenue):
Targets
Maximum (200% payout)	$531,473,836	$4,579,479,321
Target (100% payout)	$472,682,482	$4,284,029,043
Threshold (40% payout)	$402,132,858	$3,798,646,442
Actual Achievement	$443,908,941	$4,060,270,708
Payout % of Target Achieved	75.5%	72.3%

For purposes of our 2025 annual cash incentive bonus program, Adjusted EBITDA calculated for purposes of our annual bonus program (which we refer to as the Performance Target Adjusted EBITDA), is slightly different from the similar metric we provide in our earnings releases. For reconciliations of Performance Target Revenue and Performance Target Adjusted EBITDA to their most comparable GAAP measures, see Annex A.

Individual Performance Targets

Executives were also measured on their individual performance relative to the key management by objective performance targets ("MBOs"). MBOs generally focus on non-financial goals over which the individuals have direct control. The Compensation Committee certified achievement for the MBOs as set forth below:

Name	MBO	Assessment of Performance	Achievement (% of Target)
Theodore S. Hanson	•Strategic Plan initiative achievement (50%) •Succession management planning and transition (50%)	•Stretch (150%) •Super Stretch 200%)	175%
Sadasivam (Shiv) Iyer	•Transition leadership and assumption of operational oversight (50%) •Assessment and implementation of go-to-market strategy (50%)	•Stretch (200%) •Super Stretch (200%)	200%
Marie L. Perry	•Enterprise Resource Plan implementation (40%) •Management of investor and analyst relations (40%) •Days' sales outstanding improvement (20%)	•Super Stretch (200%) •Super Stretch (200%) •Target (100%)	180%
Jennifer H. Painter	•Legal budget management (50%) •Internal compliance audits and improvements (50%)	•Stretch (150%) •Super Stretch (200%)	175%
Rose L. Cunningham	•Leverage tech advancements in accounting (40%) •Reengineer corporate IT General Controls (20%) •Accounting Process Efficiencies (30%) •Days' sales outstanding improvement (10%)	•Super Stretch (200%) •Stretch (100%) •Super Stretch (200%) •Target (100%)	180%
Randolph C. Blazer	•Strategic Plan initiative achievement (40%) •Transition leadership to Mr. Iyer and lead other strategic projects (60%)	•Stretch (150%) •Super Stretch (200%)	180%

Based on the performance achievement outlined above, executives received the following payouts for 2025:

	Component Weighting		Payouts
Name	Financial Targets	MBOs	Financial Targets ($)	MBOs ($)	Total ($)
Theodore S. Hanson	80%	20%	988,566	577,500	1,566,066
Sadasivam (Shiv) Iyer	80%	20%	636,577	425,000	1,061,577
Marie L. Perry	80%	20%	389,435	234,000	623,435
Jennifer H. Painter	80%	20%	299,568	175,000	474,568
Rose L. Cunningham	80%	20%	162,664	97,740	260,404
Randolph C. Blazer	80%	20%	628,938	377,910	1,006,848

Equity Incentive Compensation
The Compensation Committee annually approves equity grants to Everforth’s executives, including its named executive officers. The equity grants include RSU and PSU grants which are typically approved at the Compensation Committee's quarterly meeting in December before the year of grant. The RSUs are granted on the first business day in January, and the PSUs are granted on the day that the Compensation Committee sets the targets for the PSUs. These grants are designed to balance the comparatively short-term rewards of the annual cash incentive bonuses with long-term stock price performance, to align the interests of each executive officer with those of the stockholders, and to provide each individual with a significant incentive to manage their responsibilities from the perspective of an owner with an equity stake in the business. In addition, Everforth believes that granting equity awards with vesting periods creates a retention incentive and encourages the executive officers to focus on the Company’s long-term business objectives and long-term stock price performance.

Similar to prior years, the RSU awards received in 2025 vest one-third each year based upon continued service, and the PSUs have a three-year financial target and relative total shareholder return ("rTSR") modifier, which compares annual growth in the Company's share price against a defined peer group. These awards were sized in consideration of each executive’s role and responsibility and are intended to create alignment and retention incentives to drive long-term performance and further tie executives to stockholder outcomes.
The value of the RSUs and PSUs awarded to our named executive officers are listed below. The aggregate target amounts listed in the table differ slightly from the amounts in the Stock Award column in the Summary Compensation Table and the Grants of Plan-Based Awards table because the accounting valuation of the PSU awards takes into account a Monte Carlo valuation which differs from the target award dollar-denominated value. The number of RSUs and PSUs awarded is determined by dividing the grant value by the closing price on the grant date.

Name	RSU Awards ($) (grant value of RSUs)	PSU Awards ($) (grant value of PSUs)	Aggregate Target Award Grant Value ($)
Theodore S. Hanson	3,000,000	4,500,000	7,500,000
Sadasivam (Shiv) Iyer(1)	875,000	875,000	1,750,000
Marie L. Perry(2)	735,000	735,000	1,470,000
Jennifer H. Painter(2)	596,000	596,000	1,192,000
Rose L. Cunninghamr(2)	152,500	152,500	305,000
Randolph C. Blazer	1,000,000	1,000,000	2,000,000

(1)	In addition to the annual stock grant listed above, Mr. Iyer received a sign on equity award with an aggregate target award grant value of $4 million on the same terms and conditions as his annual grant upon his hire.
(2)	Each of Mmes. Perry, Painter and Cunningham also received one-time grants with aggregate target award grant values of $805,000, $680,000 and $180,000, respectively, on the same terms and conditions as their annual grants.
RSUs

Our Compensation Committee wanted to provide stability and retention to our named executive officers, so awarded a portion of their RSUs based on their continued service to the Company through the vesting period. On January 2, 2025, our Chief Executive Officer received 40 percent of the dollar-denominated value of his target annual equity grant in RSUs, and the other named executive officers received 50 percent of the dollar-denominated value of their target annual equity grant in RSUs (with the exception that the grant date was March 3, 2025 for Mr. Iyer upon his hire). These awards vest in three equal, annual installments on each of January 2, 2026, 2027 and 2028 (March 3 for Mr. Iyer), subject to the executives' continued service to the Company through each such date (except in the case of certain qualifying terminations of employment and in connection with a change in control of the Company as discussed in more detail in "Payments upon Termination or Change in Control" below).

PSUs

The remainder of each executive's 2025 grant was delivered as PSUs which vest upon achievement of the average of three years of NOPAT growth over a three-year performance period, with the potential for positive or negative adjustment based on the Company's TSR over the three-year period from the date of grant relative to the comparator group outlined below. NOPAT, defined for our PSU program, is a non-GAAP (U.S. Generally Accepted Accounting Principles) financial measure, and is generally calculated as GAAP net operating income as adjusted for non-GAAP items including depreciation, amortization, stock-based compensation, acquisition, foreign exchange rate fluctuations, certain litigation/legal costs, force majeure events, integration and strategic planning expenses, goodwill impairment, and adjustments eliminating the impact from acquisitions or dispositions during the year. The relative TSR modifier was reduced from 25 percent to 20 percent compared to the prior year, and impacts only when performance is in the top or bottom 25 percent against the comparator group. The PSUs will be eligible to vest on March 19, 2028 subject to achievement of the performance targets as follows, and subject to the executives' continued service (except in the case of certain qualifying terminations of employment and in connection with a change in control of the Company as discussed in more detail in "Payments upon Termination or Change in Control" below):
Payout Schedule

Three-Year Average NOPAT Growth Goals		Relative TSR Modifier
NOPAT Growth vs. Prior Year Actual	Achievement	Relative TSR	Modifier Impact
≥17.5%	200%	≥75th P	+20%
2.0%	100%	25th - 75th P	—
(18.5)%	50%	≤25th P	(20.0)%
<(18.5)%	—%

Outcomes relative to this schedule are interpolated between the achievement levels and measured annually over the three years and averaged to determine final NOPAT payout.
The final NOPAT growth outcome is then modified by adding 20 percent of the number of PSUs issued if Everforth's TSR performance relative to a comparator group (outlined below) is equal to or greater than the 75th percentile (capped at 200 percent), or by deducting 20 percent of the number of PSUs issued if rTSR is equal to or less than the 25th percentile.

TSR Comparator Group: The following companies constitute the TSR comparator group for 2025 PSU awards, and were selected using the same following criteria as used in prior years:

•Categories:
◦IT Consulting and Other Services;
◦Research and Consulting Services; and
◦Human Resource and Employment Services

•Publicly-traded, U.S.-based company
•Russell 3000 constituent
•>$500MM in revenue

The TSR comparator group is formulaic and much larger than our executive compensation peer group, so that no one company can have an outsized impact on the group average. The TSR comparator group necessarily includes some companies that are more diverse in size or industry than our executive compensation peer group.

◦Alight, Inc.	◦Kelly Services, Inc.
◦Amdocs Limited	◦Kforce Inc.
◦Amentum Holdings, Inc.	◦Korn Ferry
◦Automatic Data Processing, Inc.	◦Kyndryl Holdings, Inc.
◦Barrett Business Services, Inc.	◦LegalZoom.com, Inc.
◦Booz Allen Hamilton Holding Corporation	◦Leidos Holdings, Inc.
◦CACI International Inc.	◦ManpowerGroup Inc.
◦CBIZ, Inc.	◦Mistras Group, Inc.
◦Cognizant Technology Solutions Corporation	◦NV5 Global, Inc.
◦CRA International, Inc.	◦Parsons Corporation
◦Dayforce Inc.	◦Paychex, Inc.
◦Dun & Bradstreet Holdings, Inc.	◦Paycom Software, Inc.
◦DXC Technology Company	◦Paycor HCM, Inc.
◦EPAM Systems, Inc.	◦Paylocity Holding Corporation
◦Equifax Inc.	◦Resources Connection, Inc.
◦Exponent, Inc.	◦Robert Half Inc.
◦First Advantage Corporation	◦Science Applications International Corporation
◦FTI Consulting, Inc.	◦Skillsoft Corp.
◦Gartner, Inc.	◦TransUnion
◦Heidrick & Struggles International, Inc.	◦TriNet Group, Inc.
◦Huron Consulting Group Inc.	◦TrueBlue, Inc.
◦ICF International, Inc.	◦UL Solutions Inc.
◦Insperity, Inc.	◦Unisys Corporation
◦International Business Machines Corporation	◦Upwork Inc.
◦Jacobs Solutions Inc.	◦Verisk Analytics, Inc.
◦KBR, Inc.	◦Willdan Group, Inc.

Additional Equity Grants

In addition to the annual grants discussed above, in part to help replace equity grants that Mr. Iyer was giving up, he was provided with a sign on equity award with an aggregate target award grant value of $4 million on the same terms and conditions as his annual grant. Mmes. Perry, Painter and Cunningham were provided with one-time grants with aggregate target award grant values of $805,000, $680,000 and $180,000, respectively, on the same terms and conditions as their annual grants to address their performance in the past year and in order to provide additional retention since they had forfeited three-year PSU awards granted in 2022 and 2023.

Achievement of 2023 PSUs

The NOPAT financial metric for the executive's 2023 PSUs was achieved at zero percent for each of 2023 through 2025, for an average achievement of zero. The number of shares to be issued would have then been reduced an additional 24 percent due to the rTSR modifier (our rTSR achievement was the 26th percentile), had there been shares to reduce, however there were none achieved, and the overall achievement was zero.

Other Benefits

Company-Sponsored Health and Welfare Benefits

Our executives and their legal dependents are eligible to participate in Company-sponsored health and welfare plans. These benefits are designed to be competitive with overall market practices and to attract and retain employees with the skills and experience needed to promote Everforth’s goals. The Compensation Committee believes that providing this coverage opportunity and enabling payment of the employee portion of such coverage costs through payroll deductions encourages our executives and their legal dependents to avail themselves of appropriate medical, dental and other health care services, as necessary, to help ensure our executives’ continued ability to contribute their efforts towards achieving Everforth’s growth, profitability and other goals.

401(k) Plans

Everforth and its subsidiaries offer tax-qualified safe harbor 401(k) plans to our U.S. employees.

Deferred Compensation Plan

The Company maintained a Second Amended and Restated Deferred Compensation Plan (the "DCP") to provide executives with the ability to defer more of their compensation than they were able to under our 401(k) plan, however the plan was terminated by the Board on June 11, 2025, with liquidation of final account balances to occur in June 2026. Under the DCP, executives had been able to defer up to 100 percent of their bonus and 75 percent of their base salary to a later date or series of dates at their election. The deferred amounts generally were not taxable to the participant until paid out pursuant to the participant's deferral election. Participants choose from a number of investment fund options that were similar to the investment fund options available under the Company's 401(k) plan, and could change their investment fund election from time to time. The Company did not match any contributed funds. The plan is administered by a third party administrator, and the funds are invested by a rabbi trustee. The benefit to the plan was that funds contributed to the plan were tax-deferred without government contribution limits, however, upon a termination of the plan or a change in control of the Company, participants lose the deferral benefit and funds will be distributed to them in a lump sum. Further, the funds are not protected in the event of a corporate insolvency or bankruptcy and are considered unsecured claims against the Company. Participants are not allowed to withdraw their funds from the plan early, however in the case of an unforeseeable emergency, a participant may request a hardship exemption.

Severance and Change in Control Benefits

In 2025, each of our named executive officers was party to an employment or other agreement that provides for severance upon a qualifying termination of employment. Additionally, pursuant to the Company's Change in Control Severance Plan, as amended from time to time (the "CIC Severance Plan") in which all of the named executives participate, Everforth provides for cash severance, the vesting of equity grants and other benefits in the event the executive is terminated under certain defined circumstances following a change in control of our Company. Further, the named executive officers' PSU grants provide for pro rata vesting if an executive is terminated by the Company without cause, or if the executive retires under certain circumstances with the approval of the Compensation Committee in its sole discretion. We feel that these severance triggers and levels (described in more detail below) are appropriate to ensure our executive officers’ financial security, commensurate with their positions, in order to permit them to stay focused on their duties and responsibilities and promote the best interests of Everforth in all circumstances.

Perquisites

In 2025, Everforth made reasonable perquisites available to Messrs. Hanson, Blazer, Iyer and Ms. Perry, including a $500 monthly automobile allowance, and payment or reimbursement of actual expenses incurred by the executive officer in connection with an annual physical examination (up to $1,500)
and for tax preparation and financial planning services (up to $2,500). The Compensation Committee acknowledges the considerable time and focus demanded of our executive officers by their work duties as well as their role as “ambassadors” of Everforth, and authorizes these minor benefits in order to support their health and limit the impact and distraction of attending to these personal responsibilities. Additionally, the Compensation Committee believes the executives perceive these perquisites to be valuable and therefore helpful in attracting and retaining qualified leaders.

Other Considerations

Clawback Policy

The Company's clawback policy adopted in 2023 is intended to comply with NYSE listing standards required by the Dodd-Frank Wall Street Reform and Consumer Protection Act. Under this policy, if the Company is required to prepare an accounting restatement due to any material noncompliance with financial reporting requirements under applicable securities laws, we will be required to recover from certain current and former executive officers any incentive-based compensation that was erroneously paid or provided to the executive officers during the three years preceding the date that the Company is required to prepare such restatement, unless the Compensation Committee determines that recovery would be impracticable. If recovery is triggered, we are required to recover the excess of the amount of incentive-based compensation actually received by the executive officer over the amount of incentive-based compensation that he or she would have received had payment been determined based on the restated financial measure.

In addition, we retained our previously existing clawback policy which allows for the clawback of compensation under additional circumstances and applies to additional executives. Under this clawback policy, the Compensation Committee can, in its discretion, taking into account all appropriate circumstances, require and direct the Company to seek reimbursement or forfeiture of any annual incentive payment, bonus, or long-term incentive payment or equity award to a named executive officer that was approved, awarded, paid, or granted to such individual, where: (1) the payment was predicated upon achieving certain financial results that were subsequently the subject of a restatement of any Company financial statement filed with the SEC; (2) the Compensation Committee determines the executive caused or substantially caused the need for the restatement by (i) engaging in intentional or reckless misconduct, or (ii) knowingly failing to act to prevent misconduct; and (3) a lower payment would have been made to the named executive officer based upon the restated financial results. In the circumstances of a restatement, the reimbursement or forfeiture is limited to the amount by which the named executive officer’s payment for the relevant period exceeds the lower payment that would have been made based upon the restated financial results, and will only apply to payments made in the year in which the restatement is filed or in the two completed fiscal years prior to the year in which the restatement is filed.

Equity Award Timing Policies and Practices

The Company does not currently grant (and does not have any outstanding) stock options, SARs or any similar awards with

"option-like" features and therefore has not adopted a policy regarding the timing of any such awards in connection with the disclosure of material non-public information of the Company. However, as a general matter, the Company does not grant equity awards in anticipation of the release of material non-public information and we do not time the release of material non-public information for the purpose of affecting the value of executive compensation.

Tax Provisions and Accounting Consequences

The Compensation Committee considers the anticipated tax consequences to us and our executive officers when reviewing our compensation programs, as the deductibility of some types of compensation payments or the amount of tax imposed on the payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights or termination of employment. In 2025, the Compensation Committee considered the requirements of Code Section 409A where applicable when structuring the executive compensation packages. Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and/or paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments, and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes, and interest on their vested compensation under such plans. Changes in applicable tax laws and regulations, the increase in our stock price, and other factors beyond the Compensation Committee’s control can also affect the deductibility of compensation.

Code Section 280G disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, Code Section 4999 imposes a 20 percent tax penalty on the individual receiving the excess payment. A parachute payment is compensation that is linked to or triggered by a change in control and may include, but is not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Code Section 280G based on the executive’s prior compensation. In approving the compensation arrangements for our executive officers, our Compensation Committee considers all elements of the cost to our Company of providing such compensation, including the potential impact of Code Section 280G. Our Board and its Compensation Committee have noted the unfavorable consequences to the Company and its executives of triggering such excess payments, and have taken measures to minimize these negative consequences. None of our named executive officers or any other employees have tax gross-up provisions in any of their compensation agreements or arrangements.

The Compensation Committee also regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity compensation awards. In particular, ASC Topic 718 requires us to recognize an expense for the fair value of equity-based compensation awards. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our awards with our overall executive compensation philosophy and objectives.

While the tax accounting impact of any compensation arrangement is a factor to be considered in determining appropriate compensation, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy and objectives. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent. The Compensation Committee may continue to award compensation which is not fully deductible to our executive officers if it determines that such award is consistent with its philosophy and is in our and our stockholders’ best interests.

Say-on-Pay

We provide our stockholders with the opportunity to cast an annual advisory vote on the compensation of our named executive officers (a “say-on-pay proposal”). At our 2025 Annual Meeting of Stockholders held on June 12, 2025, 98.7 percent of the votes cast on the say-on-pay proposal at that meeting voted in favor of the proposal. The Company submits compensation for named executive officers for an advisory vote on an annual basis pursuant to the advisory recommendation of stockholders made in 2023, and the Compensation Committee will continue to consider the outcome of the Company’s say-on-pay proposals when making future compensation decisions for our named executive officers.

Compensation Committee Report

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act or the Exchange Act that might incorporate future filings, in whole or in part, including the Company's Annual Report on Form 10-K for the year ended December 31, 2025 and its Registration Statements on Forms S-3 and S-8, the following Report shall not be incorporated by reference into any such filings.

The Compensation Committee of the Board of Everforth has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K promulgated under the Exchange Act and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Executive Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Compensation Committee of the Board of Directors

Carol J. Lindstrom (Chair)
Brian J. Callaghan
Jonathan S. Holman

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by our named executive officers for services rendered to Everforth for the years ended December 31, 2025, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan ($)(3)	All Other Compensation ($)(4)	Total ($)
Theodore S. Hanson | Chief Executive Officer	2025	1,100,000	—	7,787,118	1,566,066	22,488	10,475,672
	2024	1,050,000	—	6,174,382	1,089,273	22,981	8,336,636
	2023	1,050,000	—	5,344,802	441,000	22,456	6,858,258
Sadasivam (Shiv) Iyer | President	2025(1)	712,603	—	5,933,272	1,061,577	—	7,707,452
Marie L. Perry | Executive Vice President and Chief Financial Officer	2025	650,000	—	2,347,450	623,435	100,915	3,721,800
	2024	605,000	—	1,475,160	433,181	23,981	2,537,322
	2023	595,000	—	1,361,278	163,923	18,456	2,138,657
Jennifer H. Painter | Senior Vice President, Chief Legal Officer and Secretary	2025	570,000	—	1,931,592	474,568	12,488	2,988,648
	2024	550,000	—	1,195,894	330,166	12,981	2,089,041
	2023	540,000	—	1,123,127	137,700	12,456	1,813,283
Rose L. Cunningham | Vice President, Chief Accounting Officer and Controller	2025	362,000	—	500,340	260,404	12,403	1,135,147
	2024	350,000	—	305,434	191,888	12,981	860,303
	2023	341,000	50,000	285,900	76,725	12,456	766,081
Randolph C. Blazer | Executive Vice Chair	2025	807,500	—	2,063,714	1,006,848	21,092	3,899,154
	2024	990,000	—	—	889,320	21,402	1,900,722
	2023	975,000	—	—	365,625	18,225	1,358,850

(1)	Mr. Iyer was hired on March 1, 2025, so the salary reflects a partial year of his $850,000 annualized base pay.
(2)	Amounts shown in the "Stock Awards" column reflect the aggregate grant date fair value of the awards for accounting purposes, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts with respect to stock-based awards are included in Note 12 to the consolidated financial statements for the year ended December 31, 2025 included in our Annual Report. With respect to the PSUs that vest based on achievement of financial metrics modified by an rTSR goal, the grant date fair value of the awards is the closing price of Everforth's common stock on the date of grant, plus the fair value of the TSR modifier estimated using a Monte Carlo valuation model. 50 percent of the dollar-denominated value of the target annual awards for the named executive officers are performance-based except for Mr. Hanson (the performance portion of his award is 60 percent). The maximum value of the performance awards for 2025 (assuming achievement of maximum goals) is $9.0 million, $5.8 million, $2.0 million, $2.3 million, $1.9 million and $0.5 million for Messrs. Hanson, Iyer and Blazer and Mmes. Perry, Painter and Cunningham, respectively.
(3)
The amounts set forth in the "Non-Equity Incentive Plan" column in 2025 represent payouts described in "Annual Cash Incentive Bonus" beginning on p. 28. All non-equity incentive plan compensation amounts were earned based on performance in the year reported and were paid out in February of the subsequent year.

(4)	The amounts set forth in the "All Other Compensation" column for 2025 include 401(k) plan matching contributions of $12,250 for each of Messrs. Hanson and Blazer and Ms. Painter, $12,177 for Ms. Perry and $12,165 for Ms. Cunningham; and $6,000 auto allowance and $2,500 tax preparation fee reimbursement for each of Messrs. Hanson and Blazer and Ms. Perry. Further, the amount for Ms. Perry includes $80,000 of relocation expense reimbursement.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth summary information regarding all grants of plan-based awards made to our named executive officers in the year ended December 31, 2025. The Compensation Committee approved the RSU and PSU awards and cash incentive bonus amounts for the named executive officers at its meeting on December 11, 2024, and set performance targets on March 19, 2025.

		Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)			All Other Stock Awards: Number of Shares or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Approval Date		Threshold	Target	Maximum	Threshold	Target	Maximum
Theodore S. Hanson	12/11/2024	1/2/2025							36,205	2,999,946
	12/11/2024	3/19/2025	990,000	1,650,000	3,300,000
	12/11/2024	3/19/2025				33,088	66,176	132,352		4,787,172
Sadasivam (Shiv) Iyer	12/11/2024	3/3/2025							44,161	2,874,881
	12/11/2024	3/19/2025	637,500	1,062,500	2,125,000
	12/11/2024	3/19/2025				21,139	42,278	84,556		3,058,391
Marie L. Perry	12/11/2024	1/2/2025							13,727	1,137,419
	12/11/2024	3/19/2025	390,000	650,000	1,300,000
	12/11/2024	3/19/2025				8,364	16,727	33,454		1,210,031
Jennifer H. Painter	12/11/2024	1/2/2025							11,295	935,904
	12/11/2024	3/19/2025	300,000	500,000	1,000,000
	12/11/2024	3/19/2025				6,882	13,764	27,528		995,688
Rose L. Cunningham	12/11/2024	1/2/2025							2,926	242,448
	12/11/2024	3/19/2025	162,900	271,500	543,000
	12/11/2024	3/19/2025				1,783	3,565	7,130		257,892
Randolph C. Blazer	12/11/2024	1/2/2025							12,068	999,954
	12/11/2024	3/19/2025	630,000	1,050,000	2,100,000
	12/11/2024	3/19/2025				7,353	14,705	29,410		1,063,760

(1)	Executive annual cash incentive compensation is determined by the Compensation Committee. See “Executive Compensation Discussion and Analysis—Annual Cash Incentive Bonus Compensation” for a general description of the criteria used in determining annual incentive compensation paid to our named executive officers. Amounts shown in these columns represent each named executive officer’s cash incentive bonus opportunity for 2025.
(2)
Represents the PSU awards granted in 2025. The awards have a March 19, 2025 grant date even though they were approved by the Compensation Committee in December 2024 because the performance targets were not set until the March 2025 date. The awards are subject to achievement of a financial metric modified by rTSR performance over a three-year period. The "Threshold" amount represents the minimum number of shares that would be issued if the applicable performance goals are achieved at the threshold levels. The "Maximum" amount represents the maximum number of shares that could be issued upon vesting of the PSUs. See "Compensation Philosophy - Equity Incentive Compensation" beginning on p. 29 for a general description of the criteria used in determining the equity compensation granted to our named executive officers. Mr. Iyer's PSU award was granted under the Company's Second Amended and Restated 2012 Employment Inducement Incentive Award Plan, as amended (the "Inducement Plan") upon his hire.

(3)	These RSU awards vest based on continued service to the Company, and do not have performance requirements. Mr. Iyer's RSU award was granted under the Company's Inducement Plan upon his hire.
(4)	Amounts shown in this column reflect the aggregate grant date fair value of the awards for accounting purposes, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts with respect to stock-based awards are included in Note 12 to the consolidated financial statements for the year ended December 31, 2025 included in our Annual Report. With respect to the PSUs granted in 2024 that vest based on the achievement of a financial metric modified by an rTSR goal, the grant date fair value of the awards is the closing price of Everforth's common stock on the date of grant, plus the fair value of the rTSR modifier estimated using a Monte Carlo valuation model.

NARRATIVE TO SUMMARY COMPENSATION TABLE
AND GRANTS OF PLAN-BASED AWARDS TABLE

We have entered into employment or other agreements with our named executive officers as described in this section. Under the terms of their employment agreements or separate protective covenant agreements which all of our employees sign, the named executives must comply with certain confidentiality, non-solicitation and release requirements during and after their employment. See “Payments Upon Termination or Change in Control” for a discussion of payments and benefits to which the named executive officers are entitled pursuant to their employment or severance agreements and the Company's CIC Severance Plan upon their termination of employment and/or change in control.

Under the terms of employment agreements for Messrs. Hanson, Iyer and Blazer and Ms. Perry, they are entitled to a minimum annual base salary, subject to annual increases thereafter. The base salary, annual cash incentive bonus targets and equity incentive compensation targets of each named executive officer are discussed above under "Named Executive Officers' Total Target Compensation for 2025" beginning on p. 27. Each of the named executive officers are also entitled to participate in our incentive, savings and welfare plans. In addition, the compensation agreements for the executives set forth below include the following provisions:

Theodore S. Hanson

Mr. Hanson entered into an employment agreement with Everforth in June 2019 in connection with his promotion to President and Chief Executive Officer of Everforth. Pursuant to his employment agreement, Mr. Hanson receives a minimum annual base salary of $850,000, though it was increased to $1,100,000 effective as of January 1, 2025. He was eligible to receive a target annual cash incentive bonus equal to 100 percent of his base salary, with a maximum annual bonus opportunity of an additional 100 percent of his base salary, which amounts were increased to 150 percent each for target and maximum in 2025. The agreement further provides that Mr. Hanson is eligible for a monthly automobile allowance in the amount of $500, an annual physical examination allowance up to $1,500, and tax preparation and financial planning services up to $2,500 annually. In connection with entering into his employment agreement, he received PSUs with a target value of $500,000.
Sadasivam (Shiv) Iyer

Mr. Iyer entered into an employment agreement with Everforth in January 2025 and began employment in March 2025. His employment agreement provides for an annual base salary of $850,000, a target annual cash incentive bonus equal to 125 percent of his base salary, with a maximum annual bonus opportunity of an additional 125 percent of his base salary, and a target annual equity award of $1,750,000. The agreement further provides that Mr. Iyer is eligible to receive a monthly automobile allowance in the amount of $500, an annual physical examination allowance up to $1,500, and tax preparation and financial planning services up to $2,500 annually. In connection with entering into the employment agreement, he received a sign on equity grant of $4 million, on the same terms and conditions as his annual equity grant.

Marie L. Perry

Ms. Perry entered into an employment agreement with the Company in January 2022 upon her employment. Ms. Perry’s employment agreement provides for an annual base salary of $575,000, which was increased to $650,000 annually on January 1, 2025, and a target annual equity award of $1,150,000, which was increased to $1,470,000 in 2025. Per her agreement, she is eligible to receive a target annual cash incentive bonus equal to 90 percent of her base salary, with a maximum annual bonus opportunity of an additional 90 percent of her base salary, both of which were increased to 100 percent in 2024. The agreement further provides that Ms. Perry is eligible to receive a monthly automobile allowance in the amount of $500, an annual physical examination allowance up to $1,500, and tax preparation and financial planning services up to $2,500 annually. In connection with entering into her employment agreement, she received a cash bonus of $255,000, RSUs with a target value of $600,000, and a relocation reimbursement allowance of up to $80,000.

Jennifer H. Painter

Ms. Painter entered into a letter agreement with the Company in December 2017 which provides for severance payments and benefits in the case of a termination by the Company not for cause. This agreement is further discussed in "Payments Upon Termination or Change in Control" below.

Rose L. Cunningham

Ms. Cunningham entered into a letter agreement with the Company in April 2023 which provides for severance payments and benefits in the case of a termination by the Company not for cause. This agreement is further discussed in "Payments Upon Termination or Change in Control" below.
Randolph C. Blazer

Mr. Blazer entered into an employment agreement with Apex Systems in January 2007, which was amended on several occasions, most recently in January 2025. Pursuant to his employment agreement, Mr. Blazer served as President of Apex Systems until he was promoted to the role of President of Everforth, and in March 2025 he moved to the role of Executive Vice Chair. Mr. Blazer’s employment agreement provides that he is eligible for a monthly automobile allowance in the amount of $500, and reimbursement of expenses for an annual physical examination up to $1,500 and tax preparation and financial planning services up to $2,500 annually.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth outstanding stock award information with respect to each named executive officer as of December 31, 2025. Our named executive officers did not hold any outstanding options as of December 31, 2025. In addition to the below, certain awards are eligible for accelerated vesting in connection with qualifying terminations of employment and in connection with a change in control of the Company, as described under Payments Upon Termination or Change in Control, below.

Name	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(5)
Theodore S. Hanson	8,246	(1)	397,210
	16,166	(2)	778,716
	36,205	(3)	1,743,995
				33,406	(6)	1,609,167
				66,176	(7)	3,187,698
Sadasivam (Shiv) Iyer	44,161	(4)	2,127,235
				42,278	(7)	2,036,531
Marie L. Perry	2,645	(1)	127,410
	4,877	(2)	234,925
	13,727	(3)	661,230
				6,719	(6)	323,654
				16,727	(7)	805,740
Jennifer H. Painter	2,185	(1)	105,251
	3,954	(2)	190,464
	11,295	(3)	544,080
				5,447	(6)	262,382
				13,764	(7)	663,012
Rose L. Cunningham	555	(1)	26,734
	1,010	(2)	48,652
	2,926	(3)	140,945
				1,391	(6)	67,004
				3,565	(7)	171,726
Randolph C. Blazer	12,068	(3)	581,316
				14,705	(7)	708,340

(1)	The remaining third of this 2023 time-vesting RSU award vested on January 2, 2026.
(2)	The second third of this 2024 time-vesting RSU award vested on January 2, 2026, and the remaining third vests on January 2, 2027 subject to continued service to the Company.
(3)	One-third of this 2025 time-vesting RSU award vested on January 2, 2026 and the remaining two-thirds vest in equal parts on January 2 of 2027 and 2028 subject to continued service to the Company.
(4)	One-third of this 2025 time-vesting RSU award vested on March 3, 2026, and the remaining two-thirds will vest in equal parts on March 3 of 2027 and 2028.
(5)	The market value of the RSUs and PSUs that have not yet vested as of December 31, 2025 was determined by multiplying the outstanding number of RSUs or PSUs by $48.17, the closing price of our stock on that day.
(6)	This number represents the target number of shares of this 2024 PSU award that will vest on December 31, 2026, subject to continued service to the Company and achievement of performance targets over the three-year period ending on December 31, 2026.
(7)	This number represents the target number of shares of this 2025 PSU award that will vest on March 19, 2028, subject to continued service to the Company and achievement of performance targets over the three-year period ending on December 31, 2027.

OPTION EXERCISES AND STOCK VESTED

The table below sets forth information concerning the vesting of RSUs during 2025 by our named executive officers. Our named executive officers did not hold any outstanding options in 2025.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)

Theodore S. Hanson	30,259	2,506,079
Sadasivam (Shiv) Iyer	—	—
Marie L Perry	10,447	864,941
Jennifer H. Painter	7,186	595,213
Rose L. Cunningham	1,816	150,419
Randolph C. Blazer	18,163	1,503,673

NON-QUALIFIED DEFERRED COMPENSATION

The Company maintained a Second Amended and Restated Deferred Compensation Plan ("DCP") through June 2025 when the plan was terminated by the Board. Its intent was to provide an added benefit to executives who wanted to defer more of their compensation than they were able to under our applicable 401(k) plan. The Company did not match participant contributions to the DCP. The table below sets forth a summary of all non-qualified deferred compensation contributions made by each of the named executive officers through the plan termination date, aggregate earnings and distributions for the year ending December 31, 2025, and aggregate balances under the plan at December 31, 2025. Any remaining balances in participant accounts will be distributed to the participants in June 2026.

Name	Executive Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at December 31, 2025 ($)
Theodore S. Hanson	—	66,680	—	1,017,088
Sadasivam (Shiv) Iyer(1)	—	—	—	—
Marie L. Perry(1)	—	—	—	—
Jennifer H. Painter	13,108	199,364	—	1,400,422
Rose L. Cunningham	—	25,859	—	163,737
Randolph C. Blazer(1)	—	—	—	—

(1)	Does not participate in the nonqualified deferred compensation plan.
(2)	Ms. Painter deferred five percent of her salary through the plan termination date, and her deferral election for her 2025 bonus was canceled with the termination of the plan. This amount is included in the amount reported as "Salary" for 2025 in the Summary Compensation Table.
(3)
These earnings are not included in the Summary Compensation Table in this proxy statement or prior proxy statements as there were no Company contributions, and the DCP investment options substantially track the Company's 401(k) plan fund elections.

PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Described below are the arrangements the Company has entered into with each of our named executive officers, and the estimated payments and benefits that would be provided under such arrangements, assuming that the named executive officer’s employment was terminated under certain circumstances as of December 31, 2025 and, where applicable, a change in control of the Company occurred on that date, using the closing price of our common stock on December 31, 2025 ($48.17 per share). In each case, the named executive officer’s right to receive severance benefits is subject to his or her execution of a valid and binding release agreement and contingent upon his or her continued adherence to certain confidentiality and non-solicitation agreements. In addition to the below, any outstanding funds in the executives' DCP accounts prior to the DCP account distribution in June 2026 would be distributed in a lump sum upon a change in control event (as defined in the DCP).

Named Executive Officer Agreements and Policies with Termination Provisions

Hanson Employment Agreement. Under Mr. Hanson's employment agreement, upon a termination of employment by the Company "without cause" or by non-renewal of his employment, or by Mr. Hanson for "good reason" (each as defined in the agreement), in addition to his accrued obligations, Mr. Hanson would be entitled to: (1) continuation payments totaling 150 percent of his annual base salary, over a period of 18 months following such termination; and (2) during the 18-month period, subject to Mr. Hanson’s proper election to continue healthcare coverage under COBRA, payment of a portion of his COBRA premiums. If his employment terminates because of his death or disability, Mr. Hanson (or his estate) will be entitled to receive payment equal to 100 percent of his base salary payable over 12 months and the Company would pay a portion of his COBRA healthcare benefits for 18 months following the termination of employment.

Iyer and Perry Employment Agreements. Under Mr. Iyer's and Ms. Perry's employment agreements, upon a termination of employment by the Company without "cause" or by the executives for "good reason" (each as defined in their agreements), in addition to their accrued obligations, they would be entitled to: (1) continuation payments totaling 100 percent of their annual base salary, over a period of 12 months following such termination; and (2) during the 12-month period, subject to their proper election to continue healthcare coverage under COBRA, payment of a portion of their COBRA premiums. If the employment of Mr. Iyer or Ms. Perry terminates because of their death or disability, they (or their estate) will be entitled to receive payment equal to 100 percent of their base salary payable over 12 months and the Company would pay a portion of their COBRA healthcare benefits for 12 months following the termination of employment.

Blazer Employment Agreement. If the Company terminates the employment of Mr. Blazer without “cause” (as defined in his employment agreement) or if his employment terminates due to death or disability during his employment period, Mr. Blazer's employment agreement provides that he is entitled to receive, in addition to accrued obligations and subject to reduction in certain circumstances: (1) salary continuation for a period of 12 months, at the rate in effect as of the date his employment is terminated; and (2) subject to his proper election to continue healthcare coverage under COBRA, for a period of 12 months from the date of termination, payment of a portion of his COBRA premiums.

Painter and Cunningham Letter Agreements. Mmes. Painter and Cunningham entered into letter agreements with the Company in December 2017 and April 2023, respectively, which provide for severance payments and benefits in the case of a termination by the Company for its convenience including, in addition to accrued obligations: (1) 12 months of their then annual base salary, payable in equal installments pursuant to the Company's normal payroll procedures for the 12 months following their termination; and (2) subject to their proper election to continue healthcare coverage under COBRA for a period of 12 months from the date of termination, Company-reimbursed or Company-paid coverage under its group health plans at the same level as would have applied if their employment had not been terminated. Ms. Cunningham may also terminate her employment for good cause and receive the amounts set forth above if she is required to move office locations greater than 25 miles from her current office.

CIC Severance Plan. If the employment of any of Messrs. Hanson, Iyer or Blazer or Mmes. Perry, Painter or Cunningham was "involuntarily terminated" following a “change in control” in 2025, benefits would be determined in accordance with the Company’s CIC Severance Plan. Pursuant to the CIC Severance Plan, upon an involuntary termination within 18 months of a “change in control transaction,” Mr. Hanson is entitled to receive: (1) a pro rata bonus for the year of termination which equals 100 percent of the “target bonus” for Mr. Hanson for the year of termination times the pro rata portion of the year he worked prior to his termination; (2) 300 percent of his annual salary and target bonus in effect at the time of the involuntary termination; (3) a lump-sum payment equaling an after tax calculation of the cost of 18 months of COBRA premiums for the medical, dental and/or vision coverage he received at the time of the termination; and (4) each outstanding equity-based award Mr. Hanson holds as of the date of his involuntary termination will vest in full upon the effectiveness of a general release. Each of the other executive officers would be entitled to receive the same severance benefits except that the percent of their annual salary and target bonus in effect at the time of the involuntary termination that they would be entitled to receive is: Messrs. Iyer and Blazer, 275 percent; Ms. Perry, 250 percent; Ms. Painter, 200 percent; and Ms. Cunningham, 75 percent, and further, Ms. Cunningham is not eligible for the equity acceleration. Payments to the executive officers under the CIC Severance Plan are paid in a lump sum and are reduced if necessary to avoid any excise tax that may be imposed if the net amount received by the executive would be more than if the excise taxes were incurred. “Change in control,” “change in control transaction,” "involuntary termination" and “target bonus” have the meanings set forth for those terms in the CIC Severance Plan.

Senior Executive Equity Award Agreements. Beginning with equity awards granted in 2025 and thereafter, if the employment of any of the named executive officers is terminated due to death or disability, then all unvested RSUs shall vest in full, and all unvested PSUs shall remaining outstanding and eligible to vest upon certification of achievement in the ordinary course. If employment is terminated by the Company other than for “cause”, or due to retirement under certain circumstances at the Compensation Committee's sole election, then a pro rata portion of the PSUs granted to the named executive officers would remain outstanding and eligible to vest during the three-year performance period without the requirement of continued employment beyond such termination. Such pro rata amount would be calculated based on the length of employment during the performance period.
The estimated payments or benefits which would have been paid to each of the named executive officers in the event of such executive's termination on December 31, 2025 under the specified circumstances are set forth below.

	Termination Without Cause ($)	Involuntary Termination within 18 months after CIC ($)	Death or Disability ($)
Theodore S. Hanson
Pro Rata Bonus(1)	-	-	-
Total Cash Severance (applicable salary and target bonus amounts)	1,100,000	8,250,000	1,100,000
Value of Accelerated Equity Awards	964,819	9,582,843	4,931,693
Insurance Premium Costs	44,064	59,339	44,064
Total Severance and Benefits	2,108,883	17,892,182	6,075,757

Sadasivam (Shiv) Iyer
Pro Rata Bonus(1)	-	-	-
Total Cash Severance (applicable salary and target bonus amounts)	850,000	5,259,375	850,000
Value of Accelerated Equity Awards	376,076	4,163,767	4,163,767
Insurance Premium Costs	21,785	43,195	21,785
Total Severance and Benefits	1,247,861	9,466,337	5,035,552

Marie L. Perry
Pro Rata Bonus(1)	-	-	-
Total Cash Severance (applicable salary and target bonus amounts)	650,000	3,250,000	650,000
Value of Accelerated Equity Awards	224,450	2,552,047	1,466,969
Insurance Premium Costs	10,473	20,871	10,473
Total Severance and Benefits	884,923	5,822,918	2,127,442

Jennifer H. Painter
Pro Rata Bonus(1)	-	-	-
Total Cash Severance (applicable salary and target bonus amounts)	570,000	2,140,000	-
Value of Accelerated Equity Awards	183,770	2,094,335	1,207,092
Insurance Premium Costs	10,161	19,718	-
Total Severance and Benefits	763,931	4,254,053	1,207,092

Rose L. Cunningham
Pro Rata Bonus(1)	-	-	-
Total Cash Severance (applicable salary and target bonus amounts)	362,000	475,125	-
Value of Accelerated Equity Awards	47,375	47,375	312,671
Insurance Premium Costs	13,538	27,339	-
Total Severance and Benefits	422,913	549,839	312,671

Randolph C. Blazer
Pro Rata Bonus(1)	-	-	-
Total Cash Severance (applicable salary and target bonus amounts)	500,000	3,162,500	500,000
Value of Accelerated Equity Awards	130,807	1,289,655	1,289,655
Insurance Premium Costs	30,394	62,909	30,394
Total Severance and Benefits	661,201	4,515,064	1,820,049

(1)	Cash incentive bonuses are earned on December 31 of a given year, and are therefore payable in full upon certification. The bonuses earned by the executive officers for 2025 were as follows: Mr. Hanson $1,566,066; Mr. Iyer, $1,061,577; Ms. Perry, $623,435; Ms. Painter, $474,569; Ms. Cunningham, $260,404; and Mr. Blazer, $1,006,848.

CEO PAY RATIO

As a result of rules adopted under the Dodd-Frank Act, we are providing disclosure of our CEO’s cash compensation in relation to the cash compensation of the median employee for 2025. We are committed to internal pay equity and equal pay based on role, qualifications, experience and merit. In addition, as 62.2 percent of our employees are placed with clients on a temporary basis, they are not likely to be paid a full year salary. We believe that comparing the pay of someone who worked for us for a partial year versus someone who worked for 12 months is not consistent with the spirit and intent of the regulation. Therefore, while we have provided the required disclosure, we have included additional information with annualized pay data for all our employees.
Our measurement date included the last payroll period inclusive of December 31, 2025, which reflects a total employee population of 21,728 on that date, of which 13,510 were professionals working on temporary assignments with our clients. Consistent with SEC rules, we annualized compensation for our internal, permanent employees who were employed for less than the full year in 2025, but not for our professionals whose positions are temporary in nature. Our non-U.S. employees comprised 8.7 percent of our workforce and were therefore included in the calculations. Our non-U.S. workforce comprises of employees from Mexico, Canada, India, Europe and the United Kingdom.

We used cash compensation to identify the median employee on the measurement date. Total compensation in 2025 for the median employee was $69,112. As set forth in the Summary Compensation Table on p. 35 of this proxy statement, Mr. Hanson’s total compensation for 2025 was $10,475,672. Using these compensation amounts provides for a CEO pay ratio of approximately 152:1 pursuant to the SEC’s rules set forth in Item 402(u) of Regulation S-K. If we annualized the salary of our temporary professionals as we do for our internal employees, which we believe is the most accurate and comparable analysis, total compensation for the median employee would be $104,124, for a CEO pay ratio of approximately 101:1.

PAY VERSUS PERFORMANCE

As discussed in the Executive Compensation Discussion and Analysis section above, our Compensation Committee has implemented an executive compensation program designed to link a substantial portion of our named executive officers' realized compensation to the achievement of our financial and strategic objectives, and to align our executive pay with changes in the value of our stockholders' investments.
Under rules adopted pursuant to the Dodd-Frank Act of 2010, we are disclosing pay estimates valuing our named executive officer compensation at December 31, 2021 through 2025 per the SEC's requirements. For 2025, we have also provided a table showing how the valuation of our stock and estimates on achievement of equity performance targets changes the valuations of our named executive officers' compensation between the Summary Compensation Table totals to the "Compensation Actually Paid" columns set forth below. For 2024 and 2025, we used the Standard Industrial Classification (SIC) Code No. 7389-Business Services, Not Elsewhere Classified ("Business Services") Index for the peer group rather than the SIC Code No. 736-Personnel Supply Services Companies ("Personnel Supply Services") Index we had previously used. This Business Services Index was used in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and thereafter in connection with the required stock performance graph as we focus our business on consulting, and revenues for our consulting business were 62 percent of total revenues in 2025.

Performance-Target Adjusted EBITDA was chosen as the Company-selected measure as it is the most significant financial measure for our named executive officers' annual cash incentive bonus. It is also a measure of our ability to service debt, fund acquisitions and capital expenditures, and expand our business.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Table Total for non-PEO NEOs ($)(3)	Average Compensation Actually Paid to non-PEO NEOs ($)(2)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(4)	Net Income ($) (in millions)(5)	Performance Target Adjusted EBITDA ($) (in millions)(6)
2025	10,475,672	3,968,348	3,890,440	2,580,688	57.67	100.23	113.5	443.9
2024	8,336,636	4,453,578	1,846,847	1,232,254	99.77	93.92	175.2	454.6
2023	6,858,258	3,796,216	1,519,218	639,854	115.13	81.84	219.3	526.9
2022	8,420,365	335,421	3,830,423	2,012,986	97.55	64.20	268.1	550.9
2021	9,546,278	17,317,167	3,451,448	6,640,639	147.73	83.16	409.9	470.4

(1)	Mr. Hanson was our PEO (principal executive officer) for all five years.
(2)	Fair value or change in fair value, as applicable, of equity awards in the "Compensation Actually Paid" columns was determined by reference to (i) for solely service-vesting time-based RSUs, the closing price per share on the applicable year-end date(s) or, in the case of vesting dates, the closing price per share on the applicable vesting date(s); and (ii) for PSUs that vest based on achievement of financial metrics modified by an rTSR goal, the same valuation methodology as time-based RSU awards above, plus the fair value of the rTSR modifier estimated using a Monte Carlo valuation model which utilizes multiple input variables, including expected dividend yield, expected volatility of our stock price, risk-free interest rate and other assumptions appropriate for determining fair value, to estimate the probability of satisfying the performance objective established for the award. For additional information on the assumptions used to calculate the valuation of the awards, see the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and prior fiscal years. The amounts disclosed in the "Compensation Actually Paid" columns do not reflect the actual amount of compensation earned or paid during the applicable year, as the amounts are heavily impacted by the changes in valuation of the equity portions of named executive officers' compensation during the relevant year. The following adjustments were made to the amounts reported in the Summary Compensation Table to determine the amounts set forth in the "Compensation Actually Paid" columns (no other adjustments were required to be made in accordance with SEC rules):

			Equity Awards
Year	Executives	Summary of Compensation Table Total ($)	Deduct Summary of Compensation Table Equity Awards ($)	Add Year-End Value of Unvested Equity Granted in the Year ($)	Add Change in Value of Unvested Awards Granted in Prior Years ($)	Add Change in Value of Vested Equity Granted in Prior Years ($)	Compensation Actually Paid ($)
2025	PEO	10,475,672	7,787,118	4,136,269	(2,840,769)	(15,706)	3,968,348
	Average non-PEO NEOs	3,890,440	2,555,274	1,469,177	(219,588)	(4,067)	2,580,688

(3)	Messrs. Blazer, Edward Pierce and George Wilson and Ms. Painter were the non-PEO NEOs (named executive officers) for 2021. For 2022, the non-PEOs were Messrs. Blazer and Pierce and Mmes. Perry, Painter and Cunningham. For 2023 and 2024, the non-PEOs were Mr. Blazer and Mmes. Cunningham, Painter and Perry. For 2025, the non-PEOs were Messrs. Iyer and Blazer, and Mmes. Perry, Painter and Cunningham.
(4)	Each year reflects what the cumulative value of $100 would be, including reinvestment of dividends, if such amount were invested on December 31, 2020. For the relevant fiscal year, the Peer Group TSR represents the average TSR of the peer group.
(5)	Net income for the years ended December 31, 2022 and 2021 include $1.2 million and $178.1 million, respectively, related to discontinued operations. The 2021 discontinued operations include the gain on the Company's sale of Oxford Global Resources, LLC.
(6)	Performance Target Adjusted EBITDA is a non-GAAP measure. Please refer to Annex A for a reconciliation to net income, the nearest GAAP metric.

We believe the "Compensation Actually Paid" in each of the years reported above and over the five-year cumulative period are reflective of the Compensation Committee's emphasis on "pay-for-performance" as the "Compensation Actually Paid" fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our annual cash incentive bonus and equity programs.

Most Important Financial Metrics. The Compensation Committee reviews a number of performance metrics when assessing the named executive officers' performance, however the following metrics are the most important for Everforth:

•Performance-Target Adjusted EBITDA;
•Revenue;
•NOPAT; and
•rTSR.
For additional details regarding our most important financial performance measures, please see the sections titled "Annual Cash Incentive Bonus" and "Equity Incentive Compensation" in our Executive Compensation Discussion and Analysis elsewhere in this Proxy Statement.

The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, (ii) our Peer Group TSR, (iii) our net income, and (iv) our Performance-Target
Adjusted EBITDA, in each case, for the fiscal years ended in each December 31 of 2021 through 2025. TSR amounts reported in the graph assume an initial fixed investment of $100.

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth the following information as of December 31, 2025 for: (1) all compensation plans previously approved by stockholders; and (2) all compensation plans not previously approved by stockholders:

As of December 31, 2025	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(3)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by stockholders(1)	1,394,511	—	7,676,410(4)
Equity compensation plan not approved by stockholders(2)	255,894	—	28,096
Total	1,650,405	—	7,704,506

(1)	Consists of our Second Amended and Restated 2010 Incentive Award Plan, as amended (the "Plan") and the Second Amended and Restated 2010 Employee Stock Purchase Plan, as amended (the "ESPP").
(2)	Consists of our Second Amended and Restated 2012 Employment Inducement Incentive Award Plan, as amended (the "Inducement Plan").
(3)	Outstanding RSUs vest and convert to shares of common stock without the payment of consideration. As of December 31, 2025, there were no options, warrants or rights outstanding, and therefore there is no weighted-average exercise price of outstanding options, warrants and rights.
(4)
Includes shares available for future issuance under the Plan (3,616,025 shares) and the ESPP (4,060,385 shares) at December 31, 2025. With respect to the ESPP, the maximum number of shares subject to purchase during the purchase period in effect on December 31, 2025 was 97,407.

Inducement Award Program

In April 2018 our Board adopted the Second Amended and Restated 2012 Employment Inducement Incentive Award Plan, which has been amended from time to time in order to add additional shares to the plan. Pursuant to applicable stock exchange rules, stockholder approval of the Inducement Plan is not required as a condition of the effectiveness of the Inducement Plan. A description of the principal features of the Inducement Plan is set forth below.
Eligibility and Administration
Only certain prospective employees of the Company are eligible to participate in the Inducement Plan. The Inducement Plan is administered by our Compensation Committee. The plan administrator has the authority to grant and set the terms of all awards under, make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the Inducement Plan, subject to its express terms and conditions. Awards must be approved by the Compensation Committee or a majority of our independent directors and the authority to grant awards under the Inducement Plan may not be delegated.
Limitation on Awards and Shares Available
The maximum number of shares of common stock authorized for issuance under the Inducement Plan is 1,910,861 shares (the “Inducement Plan Share Limit”). Shares issued under the Inducement Plan may be treasury shares or authorized but unissued shares.
The following types of shares are added back to the available share limit under the Inducement Plan: (1) shares subject to awards that are forfeited, expire or are settled for cash; and (2) shares repurchased by the Company at the same price paid by a participant pursuant to the Company’s repurchase right with respect to restricted stock awards. However, the following types of shares are not added back to the available share limit under the Inducement Plan: (a) shares subject to a stock appreciation right (“SAR”) that are not issued in connection with the stock settlement of the SAR on its exercise; (b) shares purchased on the open market with the cash proceeds from the exercise of options; and (c) shares tendered or withheld to satisfy grant or exercise price or tax withholding obligations associated with an award.
Awards granted under the Inducement Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which the Company enters into a merger or similar corporate transaction, will not reduce the shares authorized for grant under the Inducement Plan.
Awards
The Inducement Plan provides for the grant of stock options, including non-qualified stock options, restricted stock, dividend equivalent awards, stock payment awards, deferred stock, RSUs, performance awards, performance share awards, SARs, and other incentive or cash awards. Certain awards under the Inducement Plan may constitute or provide for a deferral of compensation, subject to Code Section 409A, which may impose additional requirements on the terms and conditions of such awards. All awards are to be set forth in award agreements, which detail all terms and conditions of the awards, including any applicable vesting and payment terms. Awards other than cash awards are generally settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.

•RSUs; Deferred Stock; Restricted Stock and Performance Shares. RSUs and deferred stock are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying these awards may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. Dividends will not be paid on restricted stock awards unless and until the shares vest. Performance shares are contractual rights to receive a range of shares of our common stock in the future based on the attainment of specified performance goals, in addition to other conditions which may apply to these awards. Vesting conditions determined by the plan administrator may apply to restricted stock, deferred stock, RSUs and performance shares, and may include continued service, performance and/or other conditions.
•Stock Options. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. The exercise price of a stock option may not be less than 100 percent of the fair market value of the underlying share on the date of grant, except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than 10 years. Vesting conditions determined by the plan administrator may apply to stock options, and may include continued service, performance and/or other conditions.
•Stock Appreciation Rights. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100 percent of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than 10 years. Vesting conditions determined by the plan administrator may apply to SARs, and may include continued service, performance and/or other conditions.
•Stock Payments; Other Incentive Awards and Cash Awards. Stock payments are awards of fully-vested shares of our common stock that may, but need not be, made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. Other incentive awards are awards other than those enumerated in this summary that are denominated in, linked to, or derived from shares of our common stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met. Cash awards are cash incentive bonuses subject to performance goals.
•Dividend Equivalent Rights. Dividend equivalent rights represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of dividend payments dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed, or expires, as determined by the plan administrator.

Certain Transactions
The plan administrator has broad discretion to equitably adjust the provisions of the Inducement Plan, as well as the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the Inducement Plan and outstanding awards. In the event of a change in control of the Company (as defined in the Inducement Plan), the surviving entity must assume outstanding awards or substitute economically equivalent awards for such outstanding awards; however, if the surviving entity declines to assume or substitute for outstanding awards, then all awards will vest in full and be deemed exercised (as applicable) upon the transaction. Individual award agreements may provide for additional accelerated vesting and payment provisions.

Foreign Participants; Transferability and Participant Payments
The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Inducement Plan are generally non-transferable prior to vesting and are exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Inducement Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order,” or such other consideration as it deems suitable.
Stockholder Approval; Plan Amendment and Termination
Pursuant to applicable stock exchange rules, stockholder approval of the Inducement Plan was not required as a condition of the effectiveness of the Inducement Plan. The Board may amend or terminate the Inducement Plan at any time; however, except in connection with certain changes in capital structure, stockholder approval will be required for any amendment that “reprices” any stock option or SAR (including any grant of cash or another award in respect of any stock option or SAR when the option or SAR price per share exceeds the fair market value of the underlying shares).

PROPOSAL TWO – ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, we are providing our stockholders the opportunity to cast an advisory, non-binding vote on executive compensation disclosed in this Proxy Statement and as required by Item 402 of Regulation S‑K. Stockholders are being asked to vote on the following advisory resolution:

RESOLVED, that the 2025 compensation paid to Everforth’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

We believe that it is appropriate to seek the views of stockholders on the design and effectiveness of the Company’s executive compensation program. The Company’s goal for its executive compensation program is to attract, motivate and retain a talented team of executives who will provide leadership for the Company’s success. We attempt to accomplish this goal in a way that aligns with the long-term interests of our stockholders. We are committed to responsible compensation practices and structures and strive to balance the need to compensate our employees fairly and competitively based on their performance, while assuring that their compensation reflects principles of sound business practice and performance metrics that reward long-term success. This advisory vote is referred to as “say-on-pay.” In light of the fact that a majority of the votes cast at our 2023 annual meeting of stockholders voted in favor of holding an annual advisory vote, our Board has decided that we will hold an annual advisory vote on the compensation of our named executive officers.

The Compensation Committee Chair letter and Executive Compensation Discussion and Analysis section of this Proxy Statement summarize our executive compensation program and the Compensation Committee’s decisions regarding 2025 compensation. Stockholders are urged to read the Executive Compensation Discussion and Analysis, compensation tables and narrative discussion in this Proxy Statement because these sections discuss our compensation philosophy and practices in detail.

The advisory vote set forth in this Proposal Two is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders. The Compensation Committee will consider the outcome of this vote when making future compensation decisions for our executive officers.

Vote Required

Approval of Proposal Two requires a FOR vote of the majority shares present in person or by proxy at the Annual Meeting and entitled to vote on that proposal.

Board Recommendation

The Board unanimously recommends a vote FOR Proposal Two for approval of the resolution above regarding the Company's named executive officers' 2025 compensation.

PROPOSAL THREE – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed the firm of Deloitte & Touche LLP ("Deloitte & Touche") as our independent registered public accounting firm to audit Everforth’s consolidated financial statements for the fiscal year ending December 31, 2026, and is asking stockholders to ratify this appointment at the Annual Meeting.

Starting with its appointment in 1987 to audit the 1986 consolidated financial statements of a predecessor entity of the Company, Deloitte & Touche, or its predecessor firms, has continually served as our independent registered public accounting firm and performed annual audits of our consolidated financial statements. A representative of Deloitte & Touche is expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. Information regarding fees billed by Deloitte & Touche for the years ended December 31, 2025 and December 31, 2024 is set forth herein.

Our Bylaws do not require that stockholders ratify the appointment of our independent registered public accounting firm. We are seeking ratification because we believe it is a matter of good corporate governance practice. In the event that stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Deloitte & Touche, but may ultimately determine to retain Deloitte & Touche as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Everforth and our stockholders.

Principal Accountant Fees and Services

The following table sets forth fees for professional services rendered by Deloitte & Touche for the audit of Everforth’s financial statements for fiscal years 2025 and 2024, and fees billed for audit-related work and tax rendered by Deloitte & Touche for fiscal years 2025 and 2024:

	2025	2024
Audit Fees (1)	$3,863,000	$3,778,000
Audit-related Fees (2)	—	682,846
Tax Fees (3)	37,050	68,250
(1) Represents aggregate fees for professional services provided in connection with the audit of our annual financial statements, review of our quarterly financial statements, audit services provided in connection with other statutory or regulatory filings, and the audit of internal controls pursuant to section 404 of the Sarbanes-Oxley Act of 2002.
(2) Represents fees for services provided to Everforth that are for assurance and related services, and are reasonably related to the performance of the audit or review of our financial statements. These services include, but are not limited to, due diligence for acquisitions and internal control reviews. None of these fees were for services related to the design or implementation of financial information systems.
(3) Represents fees for tax advisory services.

Vote Required

The ratification of the appointment of Deloitte & Touche requires a FOR vote of the majority shares present in person or by proxy at the Annual Meeting and entitled to vote on that proposal.

Board Recommendation

Our Board unanimously recommends that our stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026. Unless a contrary choice is specified, shares represented by proxies will be voted FOR ratification of the appointment.

REPORT OF THE AUDIT COMMITTEE

To the extent that this Proxy Statement is incorporated by reference into any other filing by Everforth under the Securities Act or the Exchange Act, this section entitled “Report of the Audit Committee” will not be deemed incorporated, unless specifically provided otherwise in such filing.

In 2025 through present, the Audit Committee has consisted of Ms. Hawthorne (Chair), Mr. Callaghan and VADM Dyer. The Audit Committee members are not professional accountants or auditors, and their role is not intended to duplicate or certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Audit Committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Audit Committee’s members in business, financial and accounting matters.

Pre-approval of Audit and Non-Audit Services

All audit-related services, tax services and other services performed by our independent registered public accounting firm are pre-approved by the Audit Committee, which concludes that the provision of these services by Deloitte & Touche LLP is compatible with the maintenance of Deloitte & Touche LLP’s independence in the conduct of its auditing functions. The Audit Committee Charter, most recently reviewed in September 2025, provides for pre-approval of policies and procedures with respect to the approval of audit or non-audit services consistent with applicable laws, rules and regulations, and the requirements of the NYSE. Pursuant to such policies and procedures, the Audit Committee may delegate to a member the authority to pre-approve certain auditing services and non-audit services.

Filing of Audited Financial Statements with Annual Report for 2025

The Audit Committee reviewed and discussed Everforth’s audited consolidated financial statements for the year ended December 31, 2025 with management. The Audit Committee also discussed with Deloitte & Touche LLP, Everforth’s independent registered public accounting firm, the accountant’s responsibilities, any significant issues arising during the audit and other matters required to be discussed by Auditing Standards No. 1301, Communication with Audit Committees. The Audit Committee received the written disclosures and letter from Everforth’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with Everforth’s accountants its independence. Based on its review of such documents and the discussions noted above, the Audit Committee recommended to the Board that Everforth’s consolidated financial statements for the year ended December 31, 2025 be included in its Annual Report on Form 10-K for that fiscal year for filing with the SEC.

Respectfully submitted,

Maria R. Hawthorne (Chair)
Brian J. Callaghan
Joseph W. Dyer

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

The following questions and answers address some questions you may have regarding the matters to be voted upon at the Annual Meeting. These questions and answers may not address all questions that may be important to you as an Everforth stockholder. Please refer to the more detailed information contained elsewhere in this Proxy Statement and the documents referred to or incorporated by reference in this Proxy Statement.

Who is soliciting my vote?
The Board of Everforth is soliciting your vote at the 2026 Annual Meeting of Stockholders for the following matters:

Proposal 1: the election of Mark A. Frantz, Carol J. Lindstrom and Arshad Matin as directors for three-year terms to expire at our 2029 Annual Meeting of Stockholders;

Proposal 2: an advisory vote to approve the Company's named executive officer compensation for the year ended December 31, 2025; and

Proposal 3: the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026.

If any such other matters properly come before the Annual Meeting or any adjournments or postponements thereof, the persons named as proxies shall vote the shares represented thereby in their discretion.

What is included in the proxy materials?
Proxy materials include this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”) filed with the SEC on February 25, 2026. The Company will provide without charge to each person solicited hereunder, upon the written request of any such person, a copy of this Proxy Statement and the Annual Report, including the financial statements and the financial statement schedules thereto. This Proxy Statement and our Annual Report are available free of charge on our website at www.everforth.com. Information on our website is not and should not be considered part of, nor is it incorporated by reference into, this Proxy Statement.

Who may vote at the Annual Meeting?
The Board has set April 16, 2026 as the record date for the Annual Meeting. If you were the owner of shares of Everforth common stock at the close of business on April 16, 2026, you may vote at the Annual Meeting. You are entitled to one vote for each share of common stock you held on the record date, including shares held directly in your name with our transfer agent as a “holder of record” and shares held for you in an account with a broker, bank or other nominee (shares held in “street name”).

Delivery of Proxy Materials: What is Notice and Access?
In accordance with the e-proxy rules of the SEC, we will mail a Notice of 2026 Annual Meeting of Stockholders to our stockholders of record, and brokers, bank and other nominees (collectively, “nominees”) who hold shares on behalf of beneficial owners (also called “street name holders”) on or about April 24, 2026. The notice describes the matters to be considered at the Annual Meeting and how the stockholders can access the proxy materials online. It also provides instructions on how those stockholders can vote their shares. If you received the notice, you will not receive a print version of the proxy materials unless you request one. If you would like to receive a print version of the proxy materials, free of charge, please follow the instructions on the notice. If you hold your shares in street name, you may request paper copies of the Proxy Statement and proxy card from your nominee by following the instructions on the notice your nominee provides you.

A list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting for a period of 10 days before the Annual Meeting. To arrange review of the list of stockholders, please contact Investor Relations at (888) 482-8068. The list will also be available during the virtual Annual Meeting through the meeting website for stockholders who choose to attend.

How many shares must be present to hold the meeting?
A majority of Everforth’s outstanding shares of common stock as of the record date must be present or represented by proxy at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting. On April 16, 2026, the Record Date, there were 41,154,728 shares of Everforth common stock outstanding.

How many votes are required to approve each item?
Election of directors (Proposal 1) - Directors shall be elected by the affirmative vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) at any meeting for the election of directors at which a quorum is present. If any nominee for director receives a greater number of votes “against” his or her election than votes “for” such election, our Bylaws require that such person must promptly tender his or her resignation to the Board following certification of the vote. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote.

Other proposals (Proposals 2 and 3) - Stockholder approval of each of the other proposals, including the non-binding votes to approve executive compensation and the ratification of the appointment of an independent registered public accounting firm, requires the vote of the holders of a majority of the stock having voting power in attendance or represented by proxy on such proposal. These votes are advisory and are not binding on the Board or Everforth. However, the Board will review the voting results and take them into consideration. Abstentions will have the same effect as a vote "against" such proposal, and broker non-votes will have no effect on the vote.

How are votes counted?
With respect to each of the agenda items, you may vote "for," "against" or "abstain."

If you sign and submit your proxy card without voting instructions, your shares will be voted FOR the director nominees put forth by the Board, FOR approval of the advisory vote on executive compensation, and FOR the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

What if I abstain from voting?
If you attend the Annual Meeting or send in your signed proxy card, but abstain from voting on any proposal, your shares will still be counted for purposes of determining whether a quorum exists and your abstention will have no effect on the election of the nominees (Proposal 1), and the same effect as a vote against the advisory vote proposals (Proposals 2 and 3).

Will my shares be voted if I do not sign and return my proxy card or vote at the meeting?
If you do not sign and return your proxy card or vote at the Annual Meeting, your shares will not be voted. If your shares are held in “street name” and you do not issue instructions to your broker, your broker may vote your shares at its discretion on routine matters, but may not vote your shares on non-routine matters. If a broker who holds shares for another person does not vote on a particular proposal because that broker does not have discretionary voting power for the proposal and has not received voting instructions from the owner of the shares, then a “broker non-vote” will occur. It is important that you vote your shares.

The election of directors, and advisory vote on executive compensation, are non-routine matters, whereas the appointment of our independent registered public accounting firm is a routine matter. Therefore, if your shares are held in “street name” by your broker and you do not provide your broker with instructions on how to vote your “street name” shares, your broker will not be permitted to vote on the election of directors, or the advisory vote on executive compensation. However, with regard to the ratification of the appointment of our independent registered public accounting firm, your broker will be permitted to vote your shares at its discretion. You should therefore be sure to provide your broker with instructions on how to vote your shares. Please check the voting form used by your broker to see if it offers telephone or Internet submission of proxies. Broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business, but they will not be counted for purposes of determining whether any of the proposals except for the ratification of the Company's independent registered public accounting firm have been approved.

How does the Board recommend that I vote?
The Board recommends that you vote your shares:

Proposal 1: FOR Mark A. Frantz, Carol J. Lindstrom and Arshad Matin, the director nominees named in this Proxy Statement;

Proposal 2: FOR the proposal regarding an advisory vote to approve the Company's named executive officer compensation for the year ended December 31, 2025; and

Proposal 3: FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026.

What do I need to do now?
All stockholders are urged to vote on the Internet or by telephone by following the instructions on the Notice of 2026 Annual Meeting of Stockholders. If you received a paper copy of this Proxy Statement instead of the notice, you may vote your shares by (a) submitting a proxy on the Internet or by telephone by following the instructions on the proxy card or (b) completing, dating and signing the proxy card included with the Proxy Statement and promptly returning it in the pre-addressed, postage-paid envelope provided. Everforth stockholders may also vote at the Annual Meeting.

Most of our stockholders may vote their shares on the Internet or by telephone. If you vote on the Internet or by telephone, you do not need to return your proxy card. The instructions for voting can be found with your proxy card or on the notice.

How do I vote my shares without attending the Annual Meeting?
If you are a registered stockholder, you may access your proxy card by either:

•Going to the following website:
www.investorvote.com/Everforth, entering the information             requested, and then following the simple instructions;
•Calling (in the United States, U.S. territories and Canada), toll free 1-800-652-VOTE (8683) on a touch-tone telephone, and following the simple instructions provided by the recorded message; or
•Completing, dating and signing the proxy card included with the Proxy Statement and promptly returning it in the pre-addressed, postage-paid envelope provided.

If you hold your shares in "street name," you need to follow the instructions provided to you by your bank, broker or other holder of record. Your bank or broker may direct you to the following website, www.edocumentview.com/Everforth to view and download the proxy documents.

How do I vote my shares in person at the Annual Meeting?
Even if you plan to attend the Annual Meeting, we encourage you to vote by accessing your proxy card as noted above.

If you choose to vote in person at the Annual Meeting:

•if you are a stockholder of record, you may vote by the ballot to be provided at the Annual Meeting; or
•if you hold your shares in "street" name," you much obtain a proxy in your name from your bank, broker or other holder of record in order to vote by ballot at the Annual Meeting.

Please call (888) 482-8068 to obtain directions to attend the Annual Meeting.

What happens if my shares are held in more than one account?
If your shares are held in more than one account, you will receive a voting instrument for each account. To ensure that all of your shares in each account are voted, you must sign, date and return each proxy card you receive, or vote your shares in each of the accounts in another manner as described above.

If you requested to receive our Annual Reports and Proxy Statements, and other residents at your mailing address own shares of Everforth stock in “street name,” your bank, broker or other holder of record may have notified you that your household will receive only one Annual Report and Proxy Statement for each company in which you hold stock through that bank, broker or other holder of record. This practice is known as “householding.” Unless you responded that you did not want to participate in householding, you were deemed to have consented to the process. Therefore, your bank, broker or other holder of record will send only one copy of our Annual Report and Proxy Statement to your address. Each stockholder in your household will continue to receive a separate voting instruction form.

If you would like to receive your own copy of our Annual Report and Proxy Statement in the future, the Company will promptly deliver, upon oral or written request, a separate copy of the Annual Report and Proxy Statement to your attention, or if you share an address with another Everforth stockholder or stockholders and together you would like to receive only a single set of Everforth annual disclosure documents, please contact our Investor Relations group by written or telephonic request at Everforth, Inc., 4400 Cox Road, Suite 110, Glen Allen, Virginia 23060; tel: (888) 482-8068. As a part of this process, you will be asked to provide your name, the name of your bank, broker or other holder of record, and your account number. The revocation of your consent to householding should be effective 30 days following receipt of your instructions.

If you did not receive an individual copy of this year’s Annual Report or Proxy Statement, we will send a copy to you upon a written or oral request. Written requests for such copies should be addressed to Everforth, Inc., Attention: Investor Relations, 4400 Cox Road, Suite 110, Glen Allen, Virginia 23060. Please contact our Investor Relations group by telephone at (888) 482-8068 with any oral requests for such copies.

May I revoke my proxy and change my vote?
You may revoke your proxy at any time before it is voted by:

•submitting a properly signed proxy card with a later date;
•delivering to the Secretary of Everforth a written revocation notice bearing a later date than the proxy card at 4400 Cox Road, Suite 110, Glen Allen, Virginia 23060;
•voting in person at the Annual Meeting; or
•voting on the Internet or by telephone after you have given your proxy.

How can I find out the results of the Annual Meeting?
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published on a Form 8-K which will be filed with the SEC within four business days after the Annual Meeting.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Audit Committee is responsible for review, approval or ratification of specific transactions involving the Company in which a “related person” has a direct or indirect material interest. Under SEC rules, “related persons” include directors, officers, nominees for director, five percent stockholders and their immediate family members. Information about our directors and executive officers and persons related to them is collected and updated through annual Directors and Officers Questionnaires. Directors and executive officers provide the names of the entities with which they, and their immediate family members, are affiliated, including board memberships, executive officer positions and charitable organizations. As needed, the Company’s legal department prepares requests for pre-approval or ratification of transactions or relationships involving related persons or parties with which the Company expects to do business. The Audit Committee reviews these requests and, if appropriate, pre-approves or ratifies each transaction or relationship and/or an annual spending limit for the same. The Audit Committee reviewed and approved the below pursuant to the process outlined above.

Apex Systems hired Christopher Hanson as a Consulting Services Director in 2015. Mr. C. Hanson is the brother of our Chief Executive Officer, Theodore Hanson. Mr. C. Hanson receives an annual base salary of $195,567 and is eligible to receive an incentive bonus commensurate with his position and experience. He does not report to, nor is his compensation reviewed or directed by, our Chief Executive Officer, Mr. T. Hanson.
DELINQUENT SECTION 16(A) REPORT
Section 16(a) of the Exchange Act requires each of our directors and officers and each beneficial owner of more than 10 percent of a registered class of our equity securities to file with the SEC reports of beneficial ownership and subsequent reports regarding changes in such ownership. Based on our records and other information, we believe that each person who was subject to Section 16(a) during 2025 filed on a timely basis all such reports required for the year.
OTHER MATTERS

As of the date of this Proxy Statement, the Board does not know of any matters to be presented at the Annual Meeting other than those specifically set forth above. If other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named as proxies in the enclosed proxy card intend to vote the shares represented by them in accordance with their best judgment with respect to such matters.
WHERE YOU CAN FIND ADDITIONAL INFORMATION

Everforth files annual, quarterly and current reports, proxy statements and other information with the SEC electronically. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements, and other IT technology regarding issuers that file electronically with the SEC. You may also read and copy any of our reports that are filed with the SEC by visiting:

•Our website at www.everforth.com; or
•By contacting our Investor Relations Department at (888) 482-8068.

You may also obtain print copies of reports, proxy statements or other information concerning us, including any document incorporated by reference in this Proxy Statement, without charge, by written or telephonic request directed to us at Everforth, Inc., Attention: Investor Relations, 4400 Cox Road, Suite 110, Glen Allen, Virginia 23060; tel: (888) 482-8068. If you would like to request printed documents, please do so by June 2, 2026 in order to receive them before the Annual Meeting.
INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this Proxy Statement documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Proxy Statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the Annual Report on Form 10-K for the year ended December 31, 2025 and any documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Annual Meeting.

A copy of Everforth’s Annual Report to Stockholders for the year ended December 31, 2025 on Form 10-K has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting, or was referenced in the Notice of 2026 Annual Meeting of Stockholders.
PROPOSALS BY STOCKHOLDERS

Proposals that stockholders intend to present at the 2027 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act must be received by the Company no later than December 25, 2026, for inclusion in the proxy material for that meeting. Pursuant to Everforth’s Bylaws, proposals submitted other than pursuant to Rule 14a-8 and proposals for director nominations must be delivered to the Secretary not earlier than the close of business on February 11, 2027, the 120th day prior to the first anniversary of the 2026 annual meeting, and not later than the close of business on March 13, 2027, the 90th day prior to the first anniversary of the 2026 annual meeting. Stockholder notices should be delivered to the Secretary at Everforth, Inc., 4400 Cox Road, Suite 110, Glen Allen, Virginia 23060.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 12, 2027. In connection with our annual meeting of stockholders in 2027, we intend to file a proxy statement and a WHITE proxy card with the SEC in connection with our solicitor of proxies for that meeting.

MISCELLANEOUS

The cost of soliciting proxies on behalf of the Board will be borne by Everforth. The solicitation will be primarily by mail. In addition to the use of mail, some of the officers, directors, and employees of Everforth and its subsidiaries may solicit proxies by telephone, electronic mail or personal interview without additional remuneration for such activity. Everforth intends to reimburse banks, brokerage houses, and other institutions, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy material to their principals.

By Order of the Board,

Secretary

/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
April 24, 2026

ANNEX A

Reconciliation of Revenue to Performance Target Revenue
for the Year Ended December 31, 2025 (in millions)

2025
Revenue	$3,980.3
Other adjustments for performance target(1)	80.0
Performance Target Revenue	$4,060.3
(1) Includes adjustments for current year acquisitions ($21.0 million), as well as adjustments for the impact of force majeure events ($57.1 million), and the changes in foreign exchange rates ($1.9 million).

Reconciliation of Net Income to Performance Target Adjusted EBITDA
for the Year Ended December 31, 2025 (in millions)

2025
Net income	$113.5
Interest expense	$67.7
Provision for income taxes	49.1
Depreciation and other amortization	48.7
Amortization of intangible assets	64.8
EBITDA	343.8
Stock-based compensation	47.9
Software costs write-off	4.4
Acquisition, integration and strategic planning expenses	26.5
Adjusted EBITDA	422.6
Other adjustments for performance target(1)	21.3
Performance Target Adjusted EBITDA	$443.9
(1) Includes adjustments for current year acquisitions ($2.7 million), as well as adjustments for the impact of force majeure events ($8.6 million), litigation expenses ($6.3 million), the changes in foreign exchange rates ($2.9 million), and other de minimis costs.

A-1

Reconciliation of Net Income to Adjusted EBITDA
for the Years Ended December 31, 2021 to 2024 (in millions)

	2024	2023	2022	2021
Net income(1)	$175.2	$219.3	$268.1	$409.90
Less: Income from discontinued operations	—	—	1.2	178.1
Income from continuing operations	175.2	219.3	266.9	231.7
Interest expense	64.3	66.4	45.9	37.5
Provision for income taxes	64.9	78.4	96.7	81.7
Depreciation and other amortization	38.2	28.6	26.3	28.1
Amortization of intangible assets	58.1	71.7	65.1	55.7
EBITDA	400.7	464.4	500.9	434.7
Stock-based compensation	42.3	44.0	49.3	39.6
Legal settlement expense	3.6	2.7	—	—
Acquisition, integration and strategic planning expenses	5.4	6.1	9.2	8.9
Adjusted EBITDA	452.0	517.2	559.5	483.2
Other adjustments for performance target(2)	2.6	9.7	(8.6)	(12.8)
Performance Target Adjusted EBITDA	$454.6	$526.9	$550.9	$470.4
(1) Net income in 2021 includes the gain on sale of the Oxford business.
(2) Includes adjustments for current year acquisitions, as well as adjustments for litigation expenses, the changes in foreign exchange rates, and other de minimis costs.

A-2

Everforth

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 pm, PT, on June 10, 2026.

Online
Go to **www.investorvote.com/Everforth** or scan the QR code — login details are located in the shaded bar below.

Phone
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Everforth, Inc. (f/k/a ASGN Incorporated) Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 – 3.

1. Election of the following Class I Directors

Nominee	For	Against	Abstain
01 - Mark A. Frantz	☐	☐	☐
02 - Carol J. Lindstrom	☐	☐	☐
03 - Arshad Matin	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

0494GD

2026 Annual Meeting Admission Ticket

2026 Annual Meeting of Everforth, Inc. (f/k/a ASGN Incorporated) Stockholders

June 11, 2026 9:00 am PT
St. Regis San Francisco
125 3rd Street
San Francisco, CA 94103

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.
The material is available at: www.investorvote.com/Everforth

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — Everforth, Inc. (f/k/a ASGN Incorporated)

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Notice of 2026 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — June 11, 2026

Jennifer Hankes Painter and Marie L. Perry, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Everforth, Inc. to be held on June 11, 2026 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Mark A. Frantz, FOR Carol J. Lindstrom, FOR Arshad Matin, FOR item 2 An advisory vote to approve the Company's named executive officer compensation for the year ended December 31, 2025, and FOR item 3 The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

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Everforth

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

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Online

Go to **www.investorvote.com/Everforth** or scan the QR code — login details are located in the shaded bar below.

Votes submitted electronically must be received by 11:59 pm, PT, on June 10, 2026.

Stockholder Meeting Notice 1234 5678 9012 345

Important Notice Regarding the Availability of Proxy Materials for the Everforth, Inc. (f/k/a ASGN Incorporated) Stockholder Meeting to be Held on Thursday, June 11, 2026

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2025 Annual Report and Proxy Statement are also available at:

www.investorvote.com/Everforth

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.investorvote.com/Everforth.**
Step 2: Click on the icon on the right to view meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before June 1, 2026 to facilitate timely delivery.

2 N O T C O Y

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Stockholder Meeting Notice

The Annual Meeting of Stockholders of Everforth, Inc. (f/k/a ASGN Incorporated) will be held on Thursday, June 11, 2026 at 9:00 am PT, at the St. Regis San Francisco, 125 3rd Street, San Francisco, CA 94103.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2-3:

1. Election of Class I Directors
   01 - Mark A. Frantz
   02 - Carol J. Lindstrom
   03 - Arshad Matin
2. An advisory vote to approve the Company's named executive officer compensation for the year ended December 31, 2025;
3. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026;

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

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- **Email** – Send an email to investorvote@computershare.com with "Proxy Materials Everforth, Inc." in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

  To facilitate timely delivery, requests for a paper copy of proxy materials must be received by June 1, 2026.